SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No.__)

Filed by the Registrant ☒

Filed by a party other than the Registrant ☐

Check the appropriate box:

☐ Preliminary Proxy Statement

☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒ Definitive Proxy Statement

☐ Definitive Additional Materials

☐ Soliciting Material under § 240.14a-12

CG Oncology, Inc.

(Name of Registrant as Specified in Its Charter)

_____________________________________________________________________

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒ No fee required

☐ Fee paid previously with preliminary materials

☐ Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

CG Oncology, Inc.

3000 Pegasus Park Drive, Suite 1640

Dallas, TX 75247

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held On June 4, 2026

Dear Stockholder:

You are cordially invited to attend the 2026 Annual Meeting of Stockholders (the “Annual Meeting”) of CG Oncology, Inc., a Delaware corporation (the “Company”). The meeting will be held on Thursday, June 4, 2026 at 10:00 a.m. Pacific Time. The Annual Meeting will be a virtual meeting of stockholders, which will be conducted only via a live audio webcast. You will be able to attend the Annual Meeting, submit your questions and vote online during the meeting by visiting www.proxydocs.com/CGON. A complete list of record stockholders will be available for examination on a reasonably accessible electronic network by any stockholder for any purpose germane to the Annual Meeting for a period of ten days ending on the day before the Annual Meeting date. If you would like to view the list, please email us at legalnotices@cgoncology.com. The Annual Meeting will be held for the following purposes:

(1) to elect the Board’s two nominees for Class II director named as nominees in this Proxy Statement to hold office until the 2029 Annual Meeting of Stockholders and their successors are duly elected and qualified, or until their earlier death, resignation or removal (Proposal 1);

(2) to ratify the appointment by the Audit Committee of the Board of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2026 (Proposal 2);

(3) to approve, on an advisory basis, the compensation of the Company’s Named Executive Officers, as disclosed in this Proxy Statement (Proposal 3);

(4) to indicate, on an advisory basis, the preferred frequency of stockholder advisory votes on the compensation of the Company’s Named Executive Officers (Proposal 4); and

(5) to transact such other business as may be properly brought before the Annual Meeting or any adjournment or postponement thereof.

These items of business are more fully described in the Proxy Statement accompanying this Notice.

The Annual Meeting will be held virtually through a live webcast. Stockholders of record at the close of business on April 7, 2026 and their proxy holders will be able to attend the Annual Meeting, submit questions and vote during the live webcast by visiting www.proxydocs.com/CGON and entering the Control Number included in your Notice of Internet Availability or in the instructions that you received via email. Please refer to the additional logistical details and recommendations in the accompanying proxy statement. You may log-in beginning at 9:45 a.m. Pacific Time, on Thursday, June 4, 2026.

Only stockholders of record at the close of business on Tuesday, April 7, 2026 and their proxy holders may vote at the meeting or any adjournment thereof.

By Order of the Board of Directors

/s/ Arthur Kuan

Arthur Kuan
Chairman and Chief Executive Officer
Dallas, TX

April 24, 2026

i

Important Notice Regarding the Availability of Proxy Materials for the Stockholders’ Meeting to Be Held on Thursday, June 4, 2026 at 10:00 a.m. Pacific Time at www.proxydocs.com/CGON.

The proxy statement and annual report to stockholders are available at www.proxydocs.com/CGON.

You are cordially invited to attend the meeting online. Whether or not you expect to attend the meeting, please vote over the telephone or the internet as instructed in these materials, or, if you receive a paper proxy card by mail, by completing and returning the proxy mailed to you, as promptly as possible in order to ensure your representation at the meeting. Even if you have voted by proxy, you may still vote online if you attend the meeting.

Table of Contents

Page

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS AND VOTING

PROPOSAL 1: ELECTION OF DIRECTORS

Nominees for Election to the Board of Directors

The Board of Directors and Certain Governance Matters

Board and Committee Meetings and Attendance

Board’s Oversight of Strategy

Communications with the Board

Code of Conduct and Ethics

Insider Trading Policy; Hedging and Pledging Policy

PROPOSAL 2: RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Principal Accountant Fees and Services

Pre-Approval Policies and Procedures

Audit Committee Report

PROPOSAL 3: ADVISORY VOTE ON EXECUTIVE COMPENSATION

PROPOSAL 4: ADVISORY VOTE ON THE FREQUENCY OF SOLICITATION OF ADVISORY STOCKHOLDER APPROVAL OF EXECUTIVE COMPENSATION

EXECUTIVE OFFICERS

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Summary Compensation Table

Grants of Plan-Based Awards in 2025

Outstanding Equity Awards at 2025 Year End

Option Exercises and Stock Vested in 2025

Pay Ratio Disclosure

Pay Versus Performance

Policies and Practices Related to the Grant of Certain Equity Awards Close in Time to the Release of Material Nonpublic Information

Non-Employee Director Compensation

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

Equity Compensation Plan Information

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

Our Policy Regarding Related Party Transactions

OTHER INFORMATION FOR STOCKHOLDERS

Stockholder Proposals and Nominations for the 2027 Annual Meeting of Stockholders

Householding of Proxy Materials

Additional Filings

OTHER MATTERS

QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS AND VOTING

Why did I receive a notice regarding the availability of proxy materials on the internet?

Pursuant to rules adopted by the Securities and Exchange Commission (the “SEC”), we have elected to provide access to our proxy materials over the internet. Accordingly, we have sent you a Notice of Internet Availability of Proxy Materials (the “Notice”) because the Board of Directors (the “Board”) of CG Oncology, Inc. (sometimes referred to as the “Company” or “CG Oncology”) is soliciting your proxy to vote at the 2026 Annual Meeting of Stockholders (the “Annual Meeting”), including at any adjournments or postponements of the meeting. All stockholders will have the ability to access the proxy materials on the website referred to in the Notice or request to receive a printed set of the proxy materials. Instructions on how to access the proxy materials over the internet or to request a printed copy may be found in the Notice.

We intend to first mail the Notice and make this proxy statement (the “Proxy Statement”) and the form of proxy available to stockholders on or about Friday, April 24, 2026.

Will I receive any other proxy materials by mail?

We may send you a proxy card, along with a second Notice, on or after May 4, 2026.

How do I attend the Annual Meeting?

This year’s Annual Meeting will be a virtual meeting, which will be conducted entirely online via audio webcast to allow greater participation. You may attend, vote and ask questions at the Annual Meeting by following the instructions provided on the Notice or proxy card to log in to www.proxydocs.com/CGON. If you are a stockholder of record, you will be asked to provide the Control Number from your Notice or proxy card. If you are a beneficial owner of shares registered in the name of your broker, bank or other agent, follow the instructions from your broker or bank.

The audio webcast of the Annual Meeting will begin promptly at 10:00 a.m. Pacific Time. We encourage you to access the meeting prior to the start time. Online check-in will begin at 9:45 a.m. Pacific Time and you should allow reasonable time for the check-in procedures.

You are entitled to attend the Annual Meeting if you were a stockholder as of the close of business on April 7, 2026, the record date, or hold a valid proxy for the meeting. To be admitted to the Annual Meeting, you will need to visit www.proxydocs.com/CGON and enter the Control Number found next to the label “Control Number” on your Notice or proxy card, or in the email sending you the Proxy Statement. If you are a beneficial stockholder, you should contact the bank, broker or other institution where you hold your account well in advance of the meeting if you have questions about obtaining your control number/ proxy to vote.

Whether or not you participate in the Annual Meeting, it is important that you vote your shares.

What if I cannot find my Control Number?

Please note that if you do not have your Control Number and you are a registered stockholder, you will be able to login as a guest. To view the meeting webcast, visit www.proxydocs.com/CGON and register as a guest. If you login as a guest, you will not be able to vote your shares or ask questions during the meeting.

If you are a beneficial owner (that is, you hold your shares in an account at a bank, broker or other holder of record), you will need to contact that bank, broker or other holder of record to obtain your Control Number prior to the Annual Meeting.

Where can we get technical assistance if we are having trouble accessing the meeting or during the meeting?

If you have difficulty accessing the meeting or during the meeting, please refer to the technical support telephone number posted on the virtual meeting website login page, where technicians will be available to help you.

Who can vote at the Annual Meeting?

Only stockholders of record at the close of business on Tuesday, April 7, 2026 (the “Record Date”) will be entitled to vote at the Annual Meeting.

Stockholder of Record: Shares Registered in Your Name

If on April 7, 2026, your shares were registered directly in your name with the Company’s transfer agent, Broadridge Corporate Issuer Solutions, LLC, then you are a stockholder of record. As a stockholder of record, you may vote online at the meeting or vote by proxy. Whether or not you plan to attend the meeting, we urge you to fill out and return your vote by proxy over the telephone, vote by proxy through the internet or vote by proxy using a proxy card that you may request or that we may elect to deliver at a later time to ensure your vote is counted.

Beneficial Owner: Shares Registered in the Name of a Broker or Bank

If on April 7, 2026, your shares were held, not in your name, but rather in an account at a brokerage firm, bank or other similar organization, then you are the beneficial owner of shares held in “street name” and the Notice should be forwarded to you by that organization. The organization holding your account is considered to be the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your broker, bank or other agent regarding how to vote the shares in your account. You must follow the instructions provided by your brokerage firm, bank, or other similar organization for your bank, broker or other stockholder of record to vote your shares per your instructions. Alternatively, many brokers and banks provide the means to grant proxies or otherwise instruct them to vote your shares by telephone and via the Internet, including by providing you with a Control Number via email or on your Notice or your voting instruction form. If your shares are held in an account with a broker, bank or other stockholder of record providing such a service, you may instruct them to vote your shares by telephone (by calling the number provided in the proxy materials) or over the Internet as instructed by your broker, bank or other stockholder of record. If you did not receive a Control Number via email or on your Notice or voting instruction form, and you wish to vote prior to or at the virtual Annual Meeting, you must follow the instructions from your broker, bank or other stockholder of record, including any requirement to obtain a valid legal proxy. Many brokers, banks and other stockholders of record allow a beneficial owner to obtain a valid legal proxy either online or by mail, and we recommend that you contact your broker, bank or other stockholder of record to do so.

What am I voting on?

There are four matters scheduled for a vote:

•
To elect the Board’s two nominees for director named as nominees in this Proxy Statement to serve until the 2029 Annual Meeting of Stockholders and their successors are duly elected and qualified, or until their earlier death, resignation or removal (Proposal 1);
•
To ratify the appointment by the Audit Committee of the Board of Ernst & Young LLP (“Ernst & Young”) as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2026 (Proposal 2);
•
To approve, on an advisory basis, the compensation of the Company’s Named Executive Officers, as disclosed in this Proxy Statement (Proposal 3); and
•
To indicate, on an advisory basis, the preferred frequency of stockholder advisory votes on the compensation of the Company’s Named Executive Officers (Proposal 4).

What if another matter is properly brought before the meeting?

The Board does not know of any other matters to be brought before the meeting. If other matters are presented, the proxy holders have discretionary authority to vote all proxies in accordance with their best judgment. Discretionary authority for them to do so is provided for in the proxy card.

How do I vote?

For Proposal 1, you may either vote “For” both of the nominees to the Board or you may “Withhold” your vote for any nominee to the Board that you specify. For Proposals 2 and 3, you may vote “For” or “Against” or abstain from voting. For Proposal 4, you may vote for “One Year,” “Two Years,” ‘Three Years” or abstain from voting.

The procedures for voting are fairly simple:

Stockholder of Record: Shares Registered in Your Name

If you are a stockholder of record, you may vote at the Annual Meeting or you may vote by proxy over the telephone, through the internet or using a proxy card that you may request or that we may elect to deliver at a later time. Whether or not you plan to attend the Annual Meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend the Annual Meeting and vote at the Annual Meeting even if you have already voted by proxy. This is only required if you want to change your original vote, since votes will not be double counted.

By Internet	By Telephone	By Mail	During the Meeting
You may vote your shares from any location in the world at www.proxypush.com/CGON (you will need the control number printed on your Notice or proxy card).	You may vote your shares by calling toll-free (866) 284-4631 and following the instructions on your proxy card.	If you received a proxy card by mail, you may vote by completing, dating and signing the proxy card and promptly mailing it in the postage-paid envelope provided.	To vote at the meeting, visit www.proxydocs.com/CGON (you will need the control number printed on your Notice or proxy registration confirmation email).

Internet and telephone voting facilities for stockholders of record will be available for 24 hours a day and will close at 8:59 p.m. Pacific Time on Wednesday, June 3, 2026.

If you are a stockholder of record and do not vote by completing your proxy card, by telephone, through the internet or online at the Annual Meeting, your shares will not be voted.

If you return a signed and dated proxy card or otherwise vote without marking voting selections, your shares will be voted, as applicable, “For” the election of both nominees for director, “For” the ratification of the appointment by the Audit Committee of the Board of Ernst & Young as our independent registered public accounting firm for the fiscal year ending December 31, 2026, “For” the advisory vote on executive compensation, and for every “One Year” as the preferred frequency of advisory votes to approve executive compensation. If any other matter is properly presented at the meeting, your proxy holder (one of the individuals named on your proxy card) will vote your shares using that individual’s best judgment.

Beneficial Owner: Shares Registered in the Name of Broker or Bank

If you are a beneficial owner of shares registered in the name of your broker, bank or other agent, you should have received a Notice containing voting instructions from that organization rather than from Company. You must follow these instructions for your bank, broker or other stockholder of record to vote your shares per your instructions. Alternatively, many brokers and banks provide the means to grant proxies or otherwise instruct them to vote your shares by telephone and via the Internet, including by providing you with a Control Number via email or on your Notice of Availability or your voting instruction form. If your shares are held in an account with a broker, bank or other stockholder of record providing such a service, you may instruct them to vote your shares by telephone (by calling the number provided in the proxy materials) or over the Internet as instructed by your broker, bank or other stockholder of record. If you did not receive a Control Number via email or on your Notice of Availability or voting instruction form, and you wish to vote prior to or at the Annual Meeting, you must follow the instructions from your broker, bank or other stockholder of record, including any requirement to obtain your Control Number. Many brokers, banks and other stockholders of record allow a beneficial owner to obtain their Control Number either online or by mail, and we recommend that you contact your broker, bank or other stockholder of record to do so.

Internet proxy voting will be provided to allow you to vote your shares online, with procedures designed to ensure the authenticity and correctness of your proxy vote instructions. However, please be aware that you must bear any costs associated with your internet access, such as usage charges from internet access providers and telephone companies.

How many votes do I have?

Each share of common stock you owned as of the Record Date is entitled to one vote.

If I am a stockholder of record and I do not vote, or if I return a proxy card or otherwise vote without giving specific voting instructions, what happens?

If you are a stockholder of record and do not vote by completing your proxy card, by telephone, through the internet or online at the Annual Meeting, your shares will not be voted.

If you return a signed and dated proxy card or otherwise vote without marking voting selections, your shares will be voted, as applicable, “For” the election of both nominees for director, “For” the ratification of the appointment by the Audit Committee of the Board of Ernst & Young as our independent registered public accounting firm for the fiscal year ending December 31, 2026, “For” the advisory vote on executive compensation, and for every “One Year” as the preferred frequency of advisory votes to approve executive compensation. If any other matter is properly presented at the meeting, your proxy holder (one of the individuals named on your proxy card) will vote your shares using that individual’s best judgment.

If I am a beneficial owner of shares held in street name and I do not provide my broker or bank with voting instructions, what happens?

If you are a beneficial owner of shares held in street name and you do not instruct your broker, bank or other agent how to vote your shares, your broker, bank or other agent may still be able to vote your shares in its discretion. Brokers, banks and other securities intermediaries may use their discretion to vote your “uninstructed” shares with respect to matters considered to be “routine,” but not with respect to “non-routine” matters. In this regard, Proposals 1, 3 and 4 are considered to be “non-routine,” meaning that your broker may not vote your shares on such proposals in the absence of your voting instructions. Proposal 2 is considered to be a “routine” matter, meaning that if you do not return voting instructions to your broker by its deadline, your shares may be voted by your broker in its discretion on Proposal 2.

If you are a beneficial owner of shares held in street name, and you do not plan to attend the Annual Meeting, in order to ensure your shares are voted in the way you would prefer, you must provide voting instructions to your broker, bank or other agent by the deadline provided in the materials you receive from your broker, bank or other agent.

What are “broker non-votes”?

As discussed above, when a beneficial owner of shares held in street name does not give voting instructions to his or her broker, bank or other securities intermediary holding his or her shares as to how to vote on matters deemed to be “non-routine,” the broker, bank or other such agent cannot vote the shares. When there is at least one “routine” matter that the broker, bank or other securities intermediary votes on, the shares that are un-voted on “non-routine” matters are counted as “broker non-votes.” Proposal 2 is a “routine” matter, and we therefore expect brokers, banks or other securities intermediaries to vote on that proposal. Proposals 1, 3 and 4 are considered to be “non-routine” and a broker will lack the authority to vote uninstructed shares at their discretion on such proposals.

As a reminder, if you are a beneficial owner of shares held in street name, in order to ensure your shares are voted in the way you would prefer, you must provide voting instructions to your broker, bank or other agent by the deadline provided in the materials you receive from your broker, bank or other agent.

Who is paying for this proxy solicitation?

We will pay for the entire cost of soliciting proxies. In addition to these proxy materials, our directors and employees may also solicit proxies in person, by email, by telephone or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies. We may also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.

What does it mean if I receive more than one Notice?

If you receive more than one Notice, your shares may be registered in more than one name or in different accounts. Please follow the voting instructions on the Notices to ensure that all of your shares are voted.

Can I change my vote after submitting my proxy?

Stockholder of Record: Shares Registered in Your Name

Yes. You can revoke your proxy at any time before the final vote at the Annual Meeting. If you are the record holder of your shares, you may revoke your proxy in any one of the following ways:

•
You may submit another properly completed proxy card with a later date.
•
You may grant a subsequent proxy by telephone or through the internet.
•
You may send a timely written notice that you are revoking your proxy to our Secretary at 3000 Pegasus Park Drive, Suite 1640, Dallas, TX 75247. Such notice will be considered timely if it is received at the indicated address by the close of business on the business day one week preceding the date of the Annual Meeting.
•
You may attend the Annual Meeting and vote online. Simply attending the Annual Meeting will not, by itself, revoke your proxy.

Your most current proxy card or telephone or internet proxy is the one that is counted.

Beneficial Owner: Shares Registered in the Name of Broker or Bank

If your shares are held by your broker, bank or other agent, you should follow the instructions provided by your broker, bank or other agent.

What vote is required for adoption or approval of each proposal and how will votes be counted?

Proposal Number	Proposal Description	Vote Required for Approval	Voting Options	Effect of Abstentions or Withheld votes, as applicable	Effect of Broker Non-Votes	Board Recommendation
1	Election of Directors	A plurality of the votes cast FOR a nominee; each director nominee receiving the highest number of votes FOR will be elected. Stockholders may not	FOR or WITHHOLD with respect to each director nominee	Withheld votes will have no effect.	No broker discretion to vote; no effect.	FOR all nominees

Proposal Number	Proposal Description	Vote Required for Approval	Voting Options	Effect of Abstentions or Withheld votes, as applicable	Effect of Broker Non-Votes	Board Recommendation
cumulate votes for directors.
2	Ratification of the appointment of Ernst & Young	Affirmative votes of a majority in voting power of the votes cast (excluding abstentions and broker non-votes); shares voted FOR must exceed the number of shares voted AGAINST the proposal.	FOR, AGAINST or ABSTAIN	No effect. An abstention does not count as a vote cast.	Not applicable.(1)	FOR
3	Advisory approval of the compensation of the Company’s Named Executive Officers	Affirmative votes of a majority in voting power of the votes cast (excluding abstentions and broker non-votes); shares voted FOR must exceed the number of shares voted AGAINST the proposal.(2)	FOR, AGAINST or ABSTAIN	No effect. An abstention does not count as a vote cast.	No broker discretion to vote; no effect.	FOR
4	Advisory vote on the frequency of stockholder advisory votes on executive compensation	Affirmative votes of a majority in voting power of the votes cast (excluding abstentions and broker non-votes). (2)	ONE YEAR, TWO YEARS, THREE YEARS or ABSTAIN.	No effect. An abstention does not count as a vote cast.	No broker discretion to vote; no effect.	FOR EVERY “ONE YEAR”

(1) This proposal is considered to be a “routine” matter under NYSE rules. Accordingly, if you hold your shares in street name and do not provide voting instructions to the broker, bank or nominee that holds your shares, your broker, bank or other nominee has discretionary authority to vote your shares on this proposal.

(2) Because this vote is advisory only, it will not be binding on us or on our Board. However, our Board and Compensation Committee will consider the outcome of the vote when making future decisions regarding executive compensation and the frequency at which advisory votes to approve executive compensation will be conducted, as applicable.

Who will count the vote?

The votes will be counted by the inspector of election appointed for the Annual Meeting.

What is the quorum requirement?

A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if stockholders holding at least a majority in voting power of the stock issued and outstanding and entitled to vote, present in person, or by remote communication, if applicable, or represented by proxy. On April 7, 2026, there were 88,009,980 shares of common stock, outstanding and entitled to vote.

Abstentions and broker non-votes will be counted towards the quorum requirement. If there is no quorum, either the person presiding over the Annual Meeting or the holders of a majority of the voting power of the shares present at the Annual Meeting or represented by proxy and entitled to vote may adjourn the Annual Meeting to another date.

How can I find out the results of the voting at the Annual Meeting?

Preliminary voting results will be announced at the Annual Meeting. In addition, final voting results will be published in a current report on Form 8-K that we expect to file within four business days after the Annual Meeting. If final voting results are not available to us in time to file a Form 8-K within four business days after the Annual Meeting, we intend to file a Form 8-K to publish preliminary results and, within four business days after the final results are known to us, file an additional Form 8-K to publish the final results.

PROPOSAL 1: ELECTION OF DIRECTORS

Under our amended and restated certificate of incorporation (the “Charter”) and amended and restated bylaws (the “Bylaws”), the Board is divided into three classes, with only one class of directors being elected in each year and each class, Class I, Class II and Class III, serving a three-year term. Each Class II director has a term that expires at this Annual Meeting, each Class III director has a term that expires at the Company’s 2027 Annual Meeting of Stockholders and each Class I director has a term that expires at the Company’s 2028 Annual Meeting of Stockholders, or in each case until their respective successors are duly elected and qualified, or until their earlier death, resignation, or removal.

Our Charter provides that the number of directors will be fixed from time to time by the Board. There are currently seven members of the Board. Upon the recommendation of the Nominating and Corporate Governance Committee, the Board has considered and nominated the two incumbent directors listed below, for election to the Board at the Annual Meeting. Mr. Tong was previously elected to the Board by our stockholders. Ms. Rossi has not previously been elected by our stockholders. She was appointed as a member of the Board, effective November 22, 2025, to serve as a Class II director until the Company’s Annual Meeting. Additionally, on November 22, 2025, Simone Song resigned from the Board. The Board has determined that each director nominee would be an independent director, as further described below in “The Board of Directors and Certain Governance Matters — Director Independence and Independence Determinations.”

Name	Position
Christina Rossi	Director
Victor Tong, Jr.	Director

All of the director nominees listed above have consented to being named in this Proxy Statement and to serve if elected. We have no reason to believe that any of the nominees will be unavailable or, if elected, will decline to serve. In the event that any of these nominees should become unavailable for election due to any presently unforeseen reason, proxies will be voted for a substitute as designated by the Board, or alternatively, the Board may leave a vacancy on the Board or reduce the size of the Board. Biographical information relating to each of the director nominees is set forth below under “Nominees for Election to the Board of Directors” and incorporated by reference herein.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE ELECTION OF EACH OF THE DIRECTOR NOMINEES NAMED IN THIS PROXY STATEMENT.

Nominees for Election to the Board of Directors

Our Board of Directors

The biographies of each of our nominees for election to the Board as Class II directors, and all other directors as of April 7, 2026 are set forth below, including the offices held, other business directorships and the class and term of each director nominee and director. Each of the biographies highlights specific experience, qualifications, attributes, and skills that led us to conclude that such person should serve as a director. We believe that, as a whole, our Board possesses the requisite skills and characteristics, leadership traits, work ethic, and independence to provide effective oversight. No director or executive officer is related by blood, marriage, or adoption to any other director or executive officer. No arrangements or understandings exist between any director and any other person pursuant to which such person was selected as a director or nominee.

Class II Director Nominees for Election at the Annual Meeting

Director Biographies

CHRISTINA ROSSI Director	Director Since: 2025 Age:50	Committee Memberships: • Compensation Committee

Christina Rossi has served as a member of our Board since November 2025. Ms. Rossi has more than 25 years of global pharmaceutical and biotechnology experience. Ms. Rossi served as the Interim Chief Executive Officer from July 2025 to September 2025 and as the Chief Operating Officer of Blueprint Medicines (Nasdaq: BPMC) from 2022 until its acquisition by Sanofi in July 2025. Previously, Ms. Rossi served as Chief Commercial Officer from October 2018 to April 2022 and had overseen the commercial launches of Blueprint Medicines’ therapies across multiple indications and geographies, including the creation of commercial infrastructure and successful market access efforts in the U.S. and Europe. Prior to joining Blueprint Medicines, Ms. Rossi served as the Multiple Sclerosis Business Unit Head, North America, at Sanofi Genzyme. In this role, Ms. Rossi oversaw all aspects of the financial performance of Sanofi Genzyme’s MS franchise and increased market share for existing products, led the launch of new therapies and optimized operations to accelerate patient access. Previously, Ms. Rossi served as Vice President, MS Sales, and Vice President, MS Patient and Provider Services, at Sanofi Genzyme. Prior to joining Sanofi Genzyme, Ms. Rossi held various roles at Biogen Inc., including Head, Commercial Strategy for Eidetica Biopharma GmbH, Biogen’s biosimilar-focused venture, and U.S. Brand Leader for TYSABRI® (natalizumab). In addition, Ms. Rossi consulted in the healthcare practice at the Boston Consulting Group. Ms. Rossi serves as an independent director on the board of Xilio Therapeutics, Inc. (Nasdaq: XLO), where she chairs the compensation committee. Ms. Rossi holds a B.S. in biology from Duke University and an M.B.A. from Harvard Business School.

Ms. Rossi’s extensive experience in the global pharmaceutical and biotechnology sector contributed to our Board’s conclusion that she should serve as a director of our Company.

VICTOR TONG, JR. Director	Director Since: 2023 Age: 42	Committee Memberships: • Nominating and Corporate Governance Committee (Chair) • Audit Committee
Victor Tong, Jr. has served as a member of our Board since July 2023. Mr. Tong is a Managing Director at Decheng Capital (“Decheng”), an investment firm, where he has worked since its inception in 2012 and focuses on investments in biotechnology and medical technology companies in China and the United States. Before joining Decheng, Mr. Tong was a Principal at Bay City Capital, a life sciences investment firm, and a member of the healthcare investment banking division at Morgan Stanley. Mr. Tong has served on the board of publicly-traded company Aardvark Therapeutics, Inc. since May 2024. He also serves on the board of directors of multiple privately held biotechnology and biopharmaceutical companies including Cellares Corp., Harton Therapeutics, Hummingbird Bioscience, LevitasBio, Baylor Genetics, Take2 and Watchmaker Genomics. Mr. Tong holds a B.A. in Molecular and Cell Biology and B.S. in Business Administration from University of California, Berkeley.

Mr. Tong’s investment and board experience in the biopharmaceutical industry contributed to our Board’s conclusion that he should serve as a director of our Company.

Class III Directors Continuing in Office Until Our 2027 Annual Meeting

Director Biographies

SUSAN GRAF Director	Director Since: 2023 Age: 53	Committee Memberships: • Audit Committee (Chair) • Nominating and Corporate Governance Committee

Susan Graf, R.Ph., M.B.A., has served as a member of our Board since November 2023. Ms. Graf has served as a Senior Advisor and Entrepreneur in Residence at Locust Walk Partners, LLC, a global life science transaction firm, since May 2021. Ms. Graf previously served as Chief Executive Officer of biotechnology company Akamara Therapeutics from August 2019 to May 2021. Prior to Akamara Therapeutics, Ms. Graf was Chief Business Officer at Epizyme, a biopharmaceutical company, from April 2016 to September 2018, where she also served as Principal Financial Officer from August 2017 to September 2018. Prior to Epizyme, Ms. Graf held the position of Vice President, Corporate Development and Strategy for NPS Pharma before it was acquired by Shire in 2015. Earlier in her career, Ms. Graf spent nearly 18 years at Roche in a number of leadership and executive positions. Ms. Graf chaired the audit committee of Finch Therapeutics, a publicly-traded microbiome therapeutics company, from April 2021 through March 2024 and served as Board Chair from April 2022 through March 2024. Since November 2024 Ms. Graf has also chaired the audit committee of Aardvark Therapeutics (Nasdaq: AARD), a publicly-traded metabolic disease company, and since December 2021 she has served on the board of directors of Kaléo, a privately held pharmaceutical company. Ms. Graf has an M.B.A. from the Stern School of Business at New York University and a B.Pharm. from Purdue University.

Ms. Graf’s extensive experience in the life sciences industry and her financial expertise contributed to our Board’s conclusion that she should serve as a director of our Company.

BRIAN LIU Director	Director Since: 2022 Age: 37	Committee Memberships: • Audit Committee • Compensation Committee

Brian Liu, M.D. has served as a member of our Board since September 2022. Dr. Liu serves as Managing Member at Seven Fleet Capital since May 2025. Dr. Liu is a Managing Director at Longitude Capital Management Co., LLC (“Longitude Capital”), a healthcare venture capital firm, where he has been employed since 2018. Prior to joining Longitude Capital, Dr. Liu was an Engagement Manager in the pharmaceuticals practice of McKinsey & Company from January 2016 to July 2018. Dr. Liu has served on the board of directors of Alentis Therapeutics AG since November 2024, Helicore Biopharma, Inc. since January 2024, and Lassen Therapeutics, Inc. since August 2023. He has also served as a board observer at Quanta Therapeutics Inc. since October 2020. He previously served as a board observer at Endeavor Biomedicines Inc., Inflazome Ltd. (acquired by Roche Holding AG), Rivus Pharmaceuticals, Inc., Talaris Therapeutics, Inc., Vera Therapeutics, Inc., and Zenas Biopharma, Inc. Dr. Liu holds an M.D. from Stanford University School of Medicine and a B.S. in Biomedical Engineering from Johns Hopkins University.

Dr. Liu’s investment experience in the pharmaceutical industry and prior board experience contributed to our Board’s conclusion that he should serve as a director of our Company.

Class I Directors Continuing in Office Until Our 2028 Annual Meeting

Director Biographies

ARTHUR KUAN Chairman and Chief Executive Officer	Director Since: 2017 Age: 35	Committee Memberships: None

Arthur Kuan has served as our Chief Executive Officer and as a member of our Board since our inception in 2017, and as Chairman since December 2023. As a Founding Member of Ally Bridge Group, a global healthcare-focused investment platform, Mr. Kuan played a role in managing the fund’s portfolio companies from January 2013 to July 2015. Mr. Kuan also served on the IP Commercialization Strategy Committee at Moffitt Cancer Center from November 2017 to January 2024. Previously, Mr. Kuan was a member of Themes Investment Partners, a Private Equity fund based in Hong Kong, where he played a central role in coordinating cross-border technology transfer and regulatory submissions for portfolio companies. Mr. Kuan began his career in an operational role at Dinova Capital, a Shanghai-based, medical technology incubator fund, evaluating medical device investment opportunities. Mr. Kuan has served on the board of directors of Chunghwa Chemical Synthesis & Biotech (TPEX: 1762), a Taiwanese manufacturer and distributor of chemical synthetic products and biotechnology products, since 2022, where he serves on its compensation committee and audit committee. From 2016 to 2023, he served on the board of directors of Allied Industrial Corp., Ltd. (TPEX: 4702), a leading supplier of disperse dyestuff. Mr. Kuan received his M.S. in Biotechnology from Johns Hopkins University and his B.A. in Biology from University of Pennsylvania.

Mr. Kuan’s knowledge of our business and experience investing in a number of biopharmaceutical companies contributed to our Board’s conclusion that he should serve as a director of our Company.

JAMES J. MULÉ Director	Director Since: 2018 Age: 73	Committee Memberships: None

James J. Mulé, Ph.D. has served as a member of our board of directors since 2018. Dr. Mulé has served as Associate Center Director for Translational Science and the Michael McGillicuddy (U.S. Senator Connie Mack (ret.) & Family) Endowed Chair for Melanoma Research and Treatment and is the Associate Center Director of the Moffitt Cancer Center, Tampa, Florida, where he has served as a Director since 2003. Since 1993, Dr. Mulé has served multiple tenures as a special government employee to the Food and Drug Administration (“FDA”) at the Center for Drug Evaluation and Research and at the Center for Biologics Evaluation and Research and to the National Cancer Institute (“NCI”). Dr.

Mulé also served on the board of directors of publicly-traded company Fulgent Genetics, Inc. (Nasdaq: FLGT) from 2016 to 2020. Dr. Mulé serves on the advisory boards of numerous biotechnology companies, pharmaceutical companies, NCI-designated cancer centers and investment funds, including Buffett Cancer Center, Omaha; Masonic Cancer Center, Minneapolis; Affyimmune Therapeutics; Aleta Biotherapeutics; OncoPep; Turnstone Biologics; UbiVac; Vault Pharma; Vycellix; and Noble Life Science Partners. Dr. Mulé holds an Interdisciplinary Ph.D. in Tumor Immunology, Immunocytology, and Immunopathology from University of Washington and Fred Hutchinson Cancer Research Center, Seattle, Washington, a M.S. in Cellular Immunology from University of Washington School of Medicine and a B.A. from New Jersey City University. Dr. Mulé received his formal postgraduate training at the Surgery Branch, Division of Cancer Treatment, NCI, National Institutes of Health (“NIH”), Bethesda, Maryland. Dr. Mulé has held tenured senior positions at the NCI/NIH and the University of Michigan, Ann Arbor.

Dr. Mulé’s extensive regulatory, basic translational, and clinical research as well as administration leadership experience in both non-profit and for-profit entities and the biopharmaceutical industry contributed to our Board’s conclusion that he should serve as a director of our Company.

LEONARD POST	Director Since: 2018 Age: 73	Committee Memberships: • Compensation Committee (Chair) • Nominating and Corporate Governance Committee
Lead Independent Director

Leonard Post, Ph.D. has served as a member of our Board since 2018 and as our lead independent director since 2024. Dr. Post has over three decades of pharmaceutical R&D experience. From July 2016 to January 2024, Dr. Post served as Chief Scientific Officer of Vivace Therapeutics, an oncology company working on small molecules targeting the hippo pathway, and from October 2018 to January 2024 served as Chief Scientific Officer of its sister company Virtuoso Therapeutics, a company working on bispecific antibodies for oncology. From February 2010 until June 2016, Dr. Post worked at BioMarin, in various positions including Chief Scientific Officer. During that time, he oversaw the initiation of BioMarin’s first gene therapy project for hemophilia A. Prior to that, Dr. Post served as Chief Scientific Officer of LEAD Therapeutics, Senior Vice President of Research & Development at Onyx Pharmaceuticals, and Vice President of Discovery Research at Parke-Davis Pharmaceuticals. Dr. Post is also currently an advisor to Canaan Partners. Dr. Post has served on the board of directors of publicly-traded biopharmaceutical company uniQure N.V. (Nasdaq: QURE) since June 2020, where he serves as chair of its research and development committee, and privately-held companies, Orphagen Pharmaceuticals, Inc., Fedora Pharma, Inc., ImmvirX, ML Biosolutions, Grace Science LLC and Acelink Therapeutics. Dr. Post also previously served on the board of directors of publicly-traded Fulgent Genetics, Inc. (Nasdaq: FLGT) from August 2022 to October 2022. Dr. Post is a virologist by training and did early work on engineering of herpes simplex virus as a postdoctoral fellow. He has a Bachelor of Science degree in Chemistry from University of Michigan, and a Ph.D. in Biochemistry from University of Wisconsin.

Dr. Post’s extensive experience in the biotechnology industry, and specifically in oncolytic viruses, contributed to our Board’s conclusion that he should serve as a director of our Company.

The Board of Directors and Certain Governance Matters

Director Nomination Process and Qualifications

We believe that an effective Board should be made up of individuals who collectively provide an appropriate balance of diverse occupational and personal backgrounds and perspectives and who have a range of skills and expertise sufficient to provide guidance and oversight with respect to the Company’s strategy and operations. Our Board and our Nominating and Corporate Governance Committee seek individuals with backgrounds and qualities that, when combined with those of our other directors, enhance our Board’s effectiveness and result in the Board having a balance of knowledge, experience, and capability. Our Nominating and Corporate Governance Committee considers candidates who are recommended by its members, by other Board members, by stockholders, and by management, as well as those identified by third-party search firms retained to assist in identifying and evaluating possible candidates.

In assessing potential candidates, our Board and Nominating and Corporate Governance Committee will consider, among other factors, whether the candidate possesses relevant expertise to offer advice and guidance to management, has sufficient time to devote to the affairs of the Company, demonstrates excellence in the candidate’s field; has the ability to exercise sound business judgment and is committed to represent the long-term interests of the Company’s stockholders.

Board Diversity

While we do not have a formal diversity policy in place, the Board monitors the mix of skills and experience of its directors to help ensure it has the necessary tools to perform its oversight function effectively. The Board fully appreciates the value of a diversity of viewpoints, background and experiences as important to the selection of directors to enhance the Board’s cognitive diversity and quality of dialogue in the boardroom.

Nominations by Stockholders

Our Nominating and Corporate Governance Committee will evaluate director candidates recommended by stockholders in the same manner in which the Nominating and Corporate Governance Committee evaluates any other director candidate. All recommendations for nomination received by our Secretary that are made in accordance with the requirements in our Bylaws relating to director nominations will be considered.

Board and Committee Self-Evaluations

Our Board undertakes a self-evaluation process to critically evaluate its performance and effectiveness. Additionally, each committee conducts a self-evaluation to monitor its performance and effectiveness. The process is coordinated by the Nominating and Corporate Governance Committee. Board members are asked to provide commentary regarding a variety of topics, including the following: overall Board performance, including oversight of strategy, challenges and opportunities; Board culture, effectiveness and accountability; Board composition and committee structure and performance; Board meeting logistics and materials, including access to management, external resources and experts; risk oversight; and succession planning. In addition, committee members are also asked to provide commentary regarding, among other things, their respective committee’s effectiveness in addressing matters delegated to it in its charter; committee composition and committee meeting logistics and materials. The results of the evaluations are aggregated and summarized and discussed at Board and committee meetings. As part of the review of the results of the evaluations for 2025, the Board concluded that the Board and its committees are operating effectively.

In addition to the formal annual assessment, the Board evaluates and modifies its oversight of the Company’s operations on an ongoing basis. During their regular meetings, independent directors consider agenda topics that they believe deserve additional focus and raise new topics to be discussed at future meetings.

Director Independence and Independence Determinations

Our Corporate Governance Guidelines and the charters of our committees provide that a majority of the members of the Board, and each member of the Audit Committee, Compensation Committee and Nominating and Corporate

Governance Committee, must meet the criteria for independence set forth under applicable law and Nasdaq Stock Market (“Nasdaq”) listing standards. No director qualifies as independent unless the Board determines that the director has no direct or indirect material relationship with the Company or any of its subsidiaries. In addition to considering the Nasdaq independence criteria, the Board will consider all relevant facts and circumstances of which it is aware in making an independence determination with respect to any director.

The Board, following consultation with the Nominating and Corporate Governance Committee, has affirmatively determined that Ms. Graf, Dr. Liu, Dr. Mulé, Dr. Post, Ms. Rossi and Mr. Tong each qualify as an “independent director,” as defined under the rules of the Nasdaq listing standards. There are no family relationships among any of our directors or executive officers.

Board Leadership Structure

Our Board is currently chaired by Arthur Kuan, our Chief Executive Officer. At this time, the Board believes that our current Chief Executive Officer is best situated to serve as Chairman of the Board. Mr. Kuan is highly knowledgeable and has longstanding experience with respect to our business, operations and industry and ongoing executive responsibility for the Company. Mr. Kuan is well positioned to identify strategic priorities and lead the Board’s consideration and analysis of such priorities. In addition, Mr. Kuan offers a robust understanding of risks facing the Company. In the Board’s view, this enables the Board to better understand the Company and work with management to enhance stockholder value. In addition, the Board believes that this structure enables it to better fulfill its risk oversight responsibilities and enhances the ability of the Chief Executive Officer to effectively communicate the Board’s view to management.

The Board appointed Dr. Post. as the lead independent director in 2024 to help reinforce the independence of the Board as a whole. The lead independent director is chosen by the independent members of the board. We believe this separation of responsibilities ensures the appropriate level of oversight, independence and responsibility is applied to all board decisions. The position of lead independent director has been structured to serve as an effective balance to a combined Chief Executive Officer/Chairman of our Board: the lead independent director is empowered to, among other duties and responsibilities, chair meetings of the independent directors in executive session; facilitate communications between other members of our board and the Chief Executive Officer/Chairman of our Board; review and approve matters, such as agenda items, schedule sufficiency, and, where appropriate, information provided to other board members; and consult with the Chief Executive Officer/Chairman of our Board on matters relating to corporate governance and board performance. As a result, we believe that the lead independent director can help ensure the effective independent functioning of the Board in its management and oversight responsibilities. In addition, we believe that the lead independent director is better positioned to build a consensus among directors and to serve as a conduit between the other independent directors and the Chairman of our Board, for example, by facilitating the inclusion on meeting agendas of matters of concern to the independent directors. In light of Dr. Post’s extensive history with and knowledge of the Company and because the Board’s lead independent director is empowered to play a significant role in the Board’s leadership and in reinforcing the independence of the Board, we believe that it is advantageous for us to combine the positions of Chief Executive Officer and Chairman of our Board.

Board’s Role in Risk Oversight

Our Board has responsibility for the oversight of our risk management processes and, either as a whole or through its committees, regularly discusses with management our major risk exposures, their potential impact on our business and the steps we take to manage them. The risk oversight process includes receiving regular reports from Board committees and members of senior management to enable our Board to understand our risk identification, risk management and risk mitigation strategies with respect to areas of potential material risk, including operations, finance, legal, regulatory, strategic and reputational risk.

The Audit Committee reviews information regarding liquidity and operations, and oversees our management of financial risks. Periodically, the Audit Committee reviews our policies with respect to risk assessment, risk management, loss prevention and regulatory compliance. Oversight by the Audit Committee includes direct communication with our external auditors, and discussions with management regarding significant risk exposures and the actions management has taken to limit, monitor or control such exposures. The Compensation Committee is responsible for assessing whether any of our compensation policies or programs has the potential to encourage excessive risk-taking. The Nominating and Corporate Governance Committee manages risks associated with the independence of the Board, corporate disclosure practices and potential conflicts of interest. While each committee is responsible for evaluating certain risks and overseeing the management of such risks, the entire Board is regularly informed through committee reports about such risks. Matters of significant strategic risk are considered by our Board as a whole.

Board and Committee Meetings and Attendance

Our Corporate Governance Guidelines provide that all directors are expected to prepare for, attend and participate in all meetings of the Board and committees on which they serve. During 2025, the Board met eight times. The Audit Committee held five meetings, the Compensation Committee held five meetings, and the Nominating and Corporate Governance Committee held three meetings in 2025. No current member of the Board attended fewer than 75% of the aggregate of the total number of meetings of the Board (held during the period for which he or she was a director) and the total number of meetings held by all committees of the Board on which such director served (held during the period that such director served).

Although we do not have a formal policy regarding attendance by Board members at annual meetings of stockholders, we encourage our directors to attend such meetings.

Board Committees

Our Board has established three standing committees—the Audit Committee, the Compensation Committee, and the Nominating and Corporate Governance Committee—each of which operates under a charter that has been approved by our Board. Current copies of the Audit Committee, Compensation Committee, and Nominating and Corporate Governance Committee charters are posted on the “Corporate Governance” section of our website located at www.ir.cgoncology.com.

AUDIT COMMITTEE

Primary Responsibilities	Current Committee Members

We have adopted a committee charter that details the primary responsibilities of the Audit Committee, including:

•
appointing our independent registered public accounting firm;
•
evaluating the qualifications, independence and performance of our independent registered public accounting firm;
•
approving the audit and non-audit services to be performed by our independent registered public accounting firm;
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reviewing the design, implementation, adequacy and effectiveness of our internal accounting controls and our critical accounting policies;
•
discussing with management and the independent registered public accounting firm the results of our annual audit and the review of our quarterly unaudited financial statements;
•
reviewing, overseeing and monitoring the integrity of our financial statements and our compliance with legal and regulatory requirements as they relate to financial statements or accounting matters;
Susan Graf, Chair Brian Liu, M.D. Victor Tong, Jr.

Primary Responsibilities	Current Committee Members
•
reviewing on a periodic basis, or as appropriate, any investment policy and recommending to our Board any changes to such investment policy;
•
reviewing with management and our auditors any earnings announcements and other public announcements regarding our results of operations;
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preparing the report that the SEC requires in our annual proxy statement;
•
reviewing and approving any related party transactions and reviewing and monitoring compliance with our code of conduct and ethics; and
•
reviewing and evaluating, at least annually, the performance of the audit committee and its members including compliance of the Audit Committee with its charter.

Financial Expertise and Independence

All members of the Audit Committee are “independent” in accordance with the Nasdaq listing standards and SEC rules applicable to boards of directors in general and audit committee members in particular. All members of the Audit Committee meet the requirements for financial sophistication under the applicable rules and regulations of the SEC and Nasdaq. The Board has determined that Ms. Graf qualifies as an “audit committee financial expert” as defined by the applicable SEC rules and that each member of the Audit Committee is financially sophisticated.

Report

•
The Report of the Audit Committee is set forth beginning on page [23] of this proxy statement.

COMPENSATION COMMITTEE

Primary Responsibilities	Current Committee Members

We have adopted a committee charter that details the primary responsibilities of the Compensation Committee, including:

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approving policies relating to compensation and benefits of our officers and employees;
•
approving corporate goals and objectives relevant to the compensation of our Chief Executive Officer and other executive officers;
•
evaluating the performance of these officers in light of those goals and objectives and approves the compensation of these officers based on such evaluations;
Leonard Post, Ph.D., Chair Brian Liu, M.D. Christina Rossi

Primary Responsibilities	Current Committee Members
•
approving the issuance of stock options and other awards under our equity plans; and
•
reviewing and evaluating, at least annually, the performance of the compensation committee and its members, including compliance by the compensation committee with its charter.

Independence

All members of the Compensation Committee are “independent” in accordance with the Nasdaq listing standards and SEC rules applicable to boards of directors in general and compensation committees in particular. In addition, all members of the Compensation Committee qualify as “non-employee directors” for purposes of Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act").

Compensation Committee Interlocks and Insider Participation

No member of the Compensation Committee is a current or former officer or employee of the Company. During 2025, none of our executive officers served on the Board or compensation committee of any other company that has an executive officer serving on our Board or the Compensation Committee. No person who served as a member of the Compensation Committee during 2025 had any relationship requiring disclosure by us under Item 404 of Regulation S-K.

Delegation Authority

The Compensation Committee may delegate any or all of its responsibilities to a subcommittee of the Committee. The Compensation Committee also has the authority to authorize an officer of the Company to grant rights or options to officers (other than executive officers) and employees, in a manner that is in accordance with applicable law.

Role of Executive Officers and Compensation Consultant

The Compensation Committee reviews all compensation paid to our executive officers, including our Named Executive Officers. Our Chief Executive Officer evaluates and provides to the Compensation Committee performance assessments and compensation recommendations with respect to Named Executive Officers other than himself. While the Chief Executive Officer discusses his recommendations with the Compensation Committee, he does not participate in the deliberations concerning, or the determination of, his own compensation. The Compensation Committee discusses and makes final determinations with respect to executive compensation matters without the Chief Executive Officer present during discussions of the Chief Executive Officer’s compensation. The Compensation Committee has the authority to review and approve the corporate goals and objectives with respect to the compensation of the Chief Executive Officer, and has authority to review, set or make recommendations to the Board regarding the compensation of the executive officers other than the Chief Executive Officer and director compensation. From time to time, various other members of management and other employees as well as outside advisors or consultants may be invited by the Compensation Committee to make presentations, provide financial or other background information or advice or otherwise participate in the Compensation Committee meetings.

Primary Responsibilities	Current Committee Members

The Compensation Committee has the sole authority to retain compensation consultants to assist in its evaluation of executive compensation, including the authority to approve the consultant’s reasonable fees and other retention terms. The Compensation Committee has retained Pay Governance LLC (“Pay Governance”) as its compensation consultant. During fiscal year 2025, Pay Governance provided the following services, as directed by the Compensation Committee:

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Developed and recommended the 2025 peer group used as one input in the calibration of compensation practices for the Named Executive Officers and Board pay level and practices;
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Reviewed and assessed our compensation practices and the cash and equity compensation levels of our executive officers, including our Named Executive Officers;
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Reviewed and assessed our annual cash performance bonus program, including the payout levels and caps;
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Reviewed and assessed our equity compensation programs and conducted an equity burn rate and overhang analysis;
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Advised on regulatory developments relating to executive compensation;
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Collaborated with management on an assessment of compensation-related risks relating to employee compensation; and
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Conducted a review of our non-employee director compensation policies and practices.

The Compensation Committee has analyzed whether the work of Pay Governance as compensation consultant raises any conflict of interest, taking into account relevant factors in accordance with SEC rules and Nasdaq listing standards. Based on its analysis, our Compensation Committee determined that the work of Pay Governance and the individual compensation advisors employed by Pay Governance does not create any conflict of interest pursuant to the SEC rules and Nasdaq listing standards.

NOMINATING AND CORPORATE GOVERNANCE COMMITTEE

Primary Responsibilities	Current Committee Members
We have adopted a committee charter that details the primary responsibilities of the Nominating and Corporate Governance Committee, including: • identifying qualified candidates to become Board members;	Victor Tong, Jr., Chair Susan Graf Leonard Post, Ph.D.

•
selecting nominees for election as directors at our annual meetings of stockholders (or special meetings of stockholders at which directors are to be elected);
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selecting candidates to fill any vacancies on our Board and any committees thereof;
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overseeing our corporate governance policies;
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overseeing management succession planning;
•
reporting and making recommendations to our Board concerning governance matters; and
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reviewing and assisting the Board with oversight of matters relating to environmental, social and governance matters affecting the Company and oversight of the evaluation of our Board.

Independence

•
All members of the Nominating and Corporate Governance Committee are “independent” in accordance with Nasdaq listing standards.

Committee Charters and Corporate Governance Guidelines

Complete copies of our Corporate Governance Guidelines and committee charters are posted in the “Corporate Governance” section of our website located at www.ir.cgoncology.com.

Executive Sessions

Executive sessions, which are meetings at which only independent directors are present, are regularly scheduled throughout the year, typically at the time of each regular Board meeting and as frequently as such independent directors deem appropriate. A director designated at each executive session by the non-management or independent directors, as applicable, presides at the executive sessions. Our lead independent director will preside at executive sessions.

Board’s Oversight of Strategy

Our Board has responsibility for the oversight of our risk management processes and, either as a whole or through its committees, regularly discusses with management our major risk exposures, their potential impact on our business and the steps we take to manage them. The risk oversight process includes receiving regular reports from Board committees and members of senior management to enable our Board to understand our risk identification, risk management and risk mitigation strategies with respect to areas of potential material risk, including operations, finance, legal, regulatory, strategic and reputational risk.

The Audit Committee reviews information regarding liquidity and operations, and oversees our management of financial risks. Periodically, the Audit Committee reviews our policies with respect to risk assessment, risk management, loss prevention and regulatory compliance. Oversight by the Audit Committee includes direct communication with our external auditors, and discussions with management regarding significant risk exposures and the actions management has taken to limit, monitor or control such exposures. The Compensation Committee is responsible for assessing whether any of our compensation policies or programs has the potential to encourage excessive risk-taking. The Nominating and Corporate Governance Committee manages risks associated with the independence of the Board, corporate disclosure practices and potential conflicts of interest. While each committee is responsible for evaluating certain risks and overseeing the management of such risks, the entire Board is regularly informed through committee reports about such risks. Matters of significant strategic risk are considered by our Board as a whole.

Communications with the Board

Our Board welcomes input and suggestions from all interested parties, including stockholders. Anyone may communicate with a member or members of our Board, including the Chair of the Board, Chair of the Audit, Compensation, or Nominating and Corporate Governance Committees, or to the non-management or independent directors, by sending a written communication to the attention of the Company’s Secretary by mail at 3000 Pegasus Park Drive, Suite 1640, Dallas, TX 75247.

Communications addressed to the Board or to a Board member are distributed to the Board or to any individual director or directors as appropriate. Any such communication is promptly distributed to the director or directors named therein unless such communication is considered, either presumptively or in the reasonable judgment of the Company’s Corporate Secretary, to be improper for submission to the intended recipient or recipients. Examples of communications that would presumptively be deemed improper for submission include, without limitation, solicitations, communications that raise grievances that are personal to the sender, communications that relate to the pricing of the Company’s products or services, communications that do not relate directly or indirectly to the Company and communications that are frivolous in nature.

Code of Conduct and Ethics

We have adopted a Code of Conduct and Ethics, which is applicable to all of our directors, officers and employees, including our Chief Executive Officer, Interim Principal Financial and Accounting Officer, Controller and other senior financial officers. The Code of Conduct and Ethics provides a framework for sound ethical business decisions and sets forth our expectations on a number of topics, including conflicts of interest, compliance with laws, use of our assets and business ethics. Our Code of Conduct and Ethics is posted in the “Corporate Governance” section of our website located at www.ir.cgoncology.com. If the Company ever were to amend or waive any provision of its Code of Conduct and Ethics that applies to the Company’s principal executive officer, principal financial officer, principal accounting officer or any person performing similar functions, the Company intends to satisfy its disclosure obligations, if any, with respect to any such waiver or amendment by posting such information on its website set forth above rather than by filing a Current Report on Form 8-K. In the case of a waiver for an executive officer or a director, the disclosure required under applicable Nasdaq listing standards also will be made available on our website.

Insider Trading Policy; Hedging and Pledging Policy

We have adopted an Insider Trading Policy, which we amended in March 2026, governing the purchase, sale, and/or other dispositions of our securities by directors, officers and employees that is designed to promote compliance with insider trading laws, rules and regulations, as well as procedures designed to further the foregoing purposes. In addition, pursuant to our Insider Trading Policy, as amended, it is the Company’s policy to comply with the applicable laws and regulations regarding insider trading when engaging in transactions in the Company’s securities. A copy of our then-current insider trading policy was filed as an exhibit to our Annual Report on Form 10-K for the year ended December 31, 2025.

Our Insider Trading Policy, as amended, also prohibits directors, officers, other employees and consultants from engaging in derivatives securities or hedging transactions, including prepaid variable forward contracts, equity swaps, collars and exchange funds, or otherwise engage in transactions that hedge or offset, or are designed to hedge or offset any decrease in the market value of our securities and the risks associated with holding our common stock. Our Insider Trading Policy, as amended, also prohibits trading in publicly-traded options, such as puts and calls, and other derivative securities with respect to our securities (other than stock options and other compensatory equity awards issued by us), as well holding our common stock in margin accounts. Additionally, our Insider Trading Policy, as amended, prohibits pledging securities as collateral for a loan, purchasing Company securities on margin or placing Company securities in a margin account.

PROPOSAL 2: RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board has appointed Ernst & Young as our independent registered public accounting firm for the fiscal year ending December 31, 2026 and has further directed that management submit the selection of its independent registered public accounting firm for ratification by the stockholders at the annual meeting and recommended that stockholders ratify such selection. Ernst & Young has audited our financial statements since 2021. Representatives of Ernst & Young are expected to be present at the Annual Meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

Neither our Bylaws nor other governing documents or law require stockholder ratification of the appointment of Ernst & Young as our independent registered public accounting firm. However, the Audit Committee of the Board is submitting the selection of Ernst & Young to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the appointment, the Audit Committee of the Board will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee of the Board in its discretion may direct the appointment of different independent auditors at any time during the year if they determine that such a change would be in the best interests of us and our stockholders.

Principal Accountant Fees and Services

The following table represents aggregate fees billed to us for the fiscal years ended December 31, 2025 and 2024 by Ernst & Young.

	Fiscal Year Ended
	2025	2024
	(in thousands)
Audit Fees(1)	$2,430	$930
Total Fees	$2,430	$930

(1)
“Audit Fees” consist of fees for professional services rendered for the audit of our annual financial statements, review of our quarterly financial statements and in connection with the preparation of registration statements filed with the SEC.

Pre-Approval Policies and Procedures

The Audit Committee has adopted a policy and procedures for the pre-approval of audit and non-audit services rendered by our independent registered public accounting firm, Ernst & Young. The policy generally pre-approves specified services in the defined categories of audit services, audit-related services and tax services up to specified amounts. Pre-approval may also be given as part of the Audit Committee’s approval of the scope of the engagement of the independent auditor or on an individual, explicit, case-by-case basis before the independent auditor is engaged to provide each service. The pre-approval of services may be delegated to one or more of the Audit Committee’s members, but the decision must be reported to the full Audit Committee at its next scheduled meeting. All fees incurred for the fiscal years December 31, 2025 and 2024 were pre-approved by our Audit Committee.

The Audit Committee has determined that the rendering of services other than audit services by Ernst & Young is compatible with maintaining the principal accountant’s independence.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” RATIFICATION OF THE RETENTION OF Ernst & Young AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2026.

Audit Committee Report

The Audit Committee oversees the Company’s financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process including the systems of internal controls. In fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed the audited financial statements in the Company’s annual report with management, including a discussion of any significant changes in the selection or application of accounting principles, the reasonableness of significant judgments, the clarity of disclosures in the financial statements and the effect of any new accounting initiatives.

The Audit Committee reviewed and discussed with Ernst & Young, who is responsible for expressing an opinion on the conformity of the Company’s audited consolidated financial statements with generally accepted accounting principles, their judgments as to the quality, not just the acceptability, of the Company’s accounting principles and such other matters as are required to be discussed with the Audit Committee under generally accepted auditing standards, including those matters required under Auditing Standard 1301 (Communications with Audit Committees). In addition, the Audit Committee has discussed with Ernst & Young their independence from management and the Company, and has received from Ernst & Young the written disclosures and the letter required by the Public Company Accounting Oversight Board Rule 3526.

The Audit Committee met with Ernst & Young to discuss the overall scope of their services, the results of their audit and reviews, its evaluation of the Company’s internal controls and the overall quality of the Company’s financial reporting. Ernst & Young, as the Company’s independent registered public accounting firm, also periodically updates the Audit Committee about new accounting developments and their potential impact on the Company’s reporting. The Audit Committee’s meetings with Ernst & Young were held with and without management present. The Audit Committee is not employed by the Company, nor does it provide any expert assurance or professional certification regarding the Company’s financial statements. The Audit Committee relies, without independent verification, on the accuracy and integrity of the information provided, and representations made, by management and the Company’s independent registered public accounting firm.

In reliance on the reviews and discussions referred to above, the Audit Committee has recommended to the Company’s Board of Directors that the audited consolidated financial statements be included in this proxy statement and in our annual report for the year ended December 31, 2025.

This report of the Audit Committee shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that we specifically incorporate this information by reference, and shall not otherwise be deemed filed under such acts.

The foregoing report has been furnished by the Audit Committee.

THE AUDIT COMMITTEE

Susan Graf, Chair

Brian Liu, M.D.

Victor Tong, Jr.

PROPOSAL 3: ADVISORY VOTE ON EXECUTIVE COMPENSATION

In accordance with the requirements of Section 14A of the Exchange Act and the related rules of the SEC, our stockholders are being asked to approve, in an advisory, non-binding vote, the compensation of our Named Executive Officers as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables, and narrative discussion. In considering their vote, we urge stockholders to review the information on our compensation policies and decisions regarding the Named Executive Officers presented in the Compensation Discussion and Analysis beginning on page 27.

This advisory resolution, commonly referred to as a “say-on-pay” resolution, is non-binding. Although this resolution is non-binding, the Board and the Compensation Committee value the opinions of our stockholders and will review and consider the voting results when making future compensation decisions for our Named Executive Officers. If stockholders approve the “One Year” option as the frequency of future say-on-pay votes under Proposal 4, we expect that we will conduct our next say-on-pay vote at the 2027 annual meeting of stockholders.

We believe that our compensation components provide a reasonable balance of base compensation and long-term equity-based incentive compensation that is closely aligned with the Company’s overall performance. The Company aims to provide executive officers with a reasonable level of security through base salary and benefits, while rewarding them through cash and equity-based incentive compensation to achieve business objectives and create stockholder value. We believe that each of our compensation components is integral to attracting, retaining, and rewarding qualified Named Executive Officers.

The text of the resolution in respect of Proposal No. 3 is as follows:

“RESOLVED, that the compensation paid to the Company’s Named Executive Officers as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables, and narrative discussion, is hereby approved.”

PROPOSAL 4: ADVISORY VOTE ON THE FREQUENCY OF SOLICITATION OF ADVISORY STOCKHOLDER APPROVAL OF EXECUTIVE COMPENSATION

In accordance with the requirements of Section 14A of the Exchange Act and the related rules of the SEC, our Stockholders are also entitled to vote, on an advisory basis, on whether the “say-on-pay” vote, as required by Section 14A of the Exchange Act, should occur every one, two, or three years. The vote on the frequency of the say-on-pay vote, just as with the say-on-pay vote itself, is advisory only, and it also is not binding on the Company or on our Board. Although the vote is non-binding, the Compensation Committee and the Board will carefully consider the outcome of the vote when determining the frequency of future stockholder advisory votes to approve the compensation of our Named Executive Officers.

After careful consideration, the Board has determined that a say-on-pay vote that occurs every year is the most appropriate alternative for our Company at this time. Therefore, the Board recommends that you vote for a “One Year” frequency for the say-on-pay vote.

Although the Board recommends a say-on-pay vote be held every year, you may vote one of four choices for this Proposal 4 on the proxy card: “One Year”, “Two Years”, “Three Years”, or “Abstain.”

The text of the resolution in respect of Proposal No. 4 is as follows:

“RESOLVED, that the advisory vote on the compensation of the Company’s Named Executive Officers should occur every:

Option 1: ONE YEAR;

Option 2: TWO YEARS; or

Option 3: THREE YEARS.”

EXECUTIVE OFFICERS

The following table sets forth certain information with respect to our executive officers as of April 24, 2026.

Name	Age	Position(s)
Arthur Kuan	35	Chairman and Chief Executive Officer
Ambaw Bellete	56	President and Chief Operating Officer
Jim DeTore	61	Chief Financial Officer
Vijay Kasturi	58	Chief Medical Officer
Joshua F. Patterson	50	General Counsel, Chief Compliance Officer and Secretary

Arthur Kuan. Biographical information for Arthur Kuan is included above with the director biographies under the caption “Election of Directors—Nominees for Election to the Board of Directors”.

Ambaw Bellete. Ambaw Bellete has served as our President and Chief Operating Officer since July 2023. Previously, Mr. Bellete served as Chief Executive Officer of Lion Healthcare Strategies, a strategic advisory firm, from April 2021 to August 2023, where he provided strategic direction on business development, commercialization strategies, clinical development plans, disease opportunity assessment and financing. He also served as Chief Operating Officer of FerGene, a gene therapy company dedicated to revolutionizing the treatment of bladder cancer, from March 2020 to April 2021. Prior to FerGene, Mr. Bellete served as the president of Photocure, a company focused on developing and commercializing pharmaceutical products based on photodynamic technology to treat bladder cancer, and also held several global leadership positions with biopharma, biotech and medical device companies, including President of Medical Compression Systems from January 2012 to July 2019. Mr. Bellete started his biopharma career at the Upjohn Company (now Pfizer) and then Sanofi, where he held diverse leadership roles in business development, managed care, marketing and sales positions in specialty, oncology and urology. Mr. Bellete currently serves on the board of directors for The Axiom REACH Foundation and OncoSTING as chairman of its board. He holds a B.S. in Biology and Chemistry from Murray State University.

Jim DeTore. Jim DeTore has served as our Chief Financial Officer since April 2026 and our Interim Principal Financial and Accounting Officer since November 2025, responsible for the Company’s financial and accounting functions. Prior to joining the Company, from June 2021 to June 2025, Mr. DeTore was Chief Financial Officer at Neurogastrx, Inc. Prior to serving at Neurogastrx, from March 2017 to May 2021, Mr. DeTore was an independent consultant providing chief financial officer services to a variety of early and mid-stage biotechnology and pharmaceutical companies, and from August 2016 to February 2017, Mr. DeTore was with Proteostasis Therapeutics, serving as Chief Financial Officer. In addition, from November 2014 to February 2016, Mr. DeTore served as Chief Financial Officer at Bluebird Bio, Inc. Mr. DeTore holds a Bachelor of Science degree and a Master of Business Administration degree from Northeastern University.

Vijay Kasturi. Vijay Kasturi has served as our Chief Medical Officer since August 2023. Previously, Dr. Kasturi was Vice President of Clinical Development and Medical Affairs at AVEO Pharmaceuticals, a cancer therapeutics company, from April 2021 to August 2023. Prior to that, he was Senior Vice President of Scientific Affairs at FerGene from March 2020 to March 2021. Prior to joining FerGene, Dr. Kasturi was Head of U.S. Medical Affairs, Oncology for EMD Serono, a pharmaceutical company focused on reproductive health, multiple sclerosis and cancer, from November 2015 to March 2020, where he had responsibility for developing global and regional strategies that brought new therapies to patients in immunology, hematology and oncology. Earlier in his career, Dr. Kasturi treated patients with cancer and served as an assistant professor of medicine, Division of Hematology-Oncology at the University of Massachusetts Medical School and as the program leader for genitourinary oncology at UMass Memorial Cancer Center. Dr. Kasturi trained in Hematology-Oncology at the National Cancer Institute and worked as an investigator and physician at the National Cancer Institute and Dartmouth Hitchcock Medical Center. Dr. Kasturi holds an M.D. from Rush Medical College of Rush University and a B.S. in Biology from University of Illinois, Chicago.

Joshua F. Patterson. Josh Patterson has served as our General Counsel, Chief Compliance Officer and Secretary since May 2024. Prior to joining CG Oncology, Inc., Mr. Patterson served as General Counsel and Chief Compliance Officer of Gamida Cell Inc. from August 2021 to April 2024. In 2024, Gamida Cell filed for a restructuring arrangement in an Israeli Court and for recognition of such restructuring in the United States. Prior to joining Gamida

Cell, Mr. Patterson served as General Counsel between March 2020 and August 2021 and as Vice President, Legal and Corporate Secretary between March 2018 and March 2020 for Akcea Therapeutics, Inc., a biotechnology company that merged with Ionis Pharmaceuticals, Inc. in 2020. Between December 2006 and March 2018, Mr. Patterson served in various leadership positions at Ionis Pharmaceuticals, Inc., a biotechnology company that specializes in discovering and developing RNA-targeted therapeutics, including as Executive Director and Deputy General Counsel. Mr. Patterson holds a B.A. from Carthage College and a J.D. from Syracuse University College of Law.

Each executive officer serves at the discretion of our Board and holds office until the executive officer’s successor is duly elected and qualified or until the executive officer’s earlier resignation or removal.

EXECUTIVE COMPENSATION

Compensation discussion and analysis

Overview

This Compensation Discussion and Analysis provides an overview of the material components of our executive compensation program for the fiscal year ended December 31, 2025 (“fiscal year 2025”) for our Named Executive Officers, who are listed below. This Compensation Discussion and Analysis is intended to assist you in understanding the information provided in the compensation tables below and to provide additional context regarding our overall compensation philosophy and objectives. In addition, we explain how and why our Compensation Committee selected our compensation policies and made specific compensation decisions for our Named Executive Officers during and for fiscal year 2025.

Our Named Executive Officers for fiscal year 2025 were:

Name	Position
Arthur Kuan	Chairman and Chief Executive Officer
Jim DeTore(1)	Chief Financial Officer
Robert Lapetina(2)	Prior Interim Principal Financial and Accounting Officer
Corleen M. Roche(3)	Prior Chief Financial Officer
Ambaw Bellete	President and Chief Operating Officer
Vijay Kasturi	Chief Medical Officer
Joshua Patterson	General Counsel, Chief Compliance Officer, and Secretary

(1) Mr. DeTore has served as our Chief Financial Officer since April 13, 2026 and as our Interim Principal Financial and Accounting Officer from November 17, 2025 through April 13, 2026.

(2) Mr. Lapetina served as our Interim Principal Financial and Accounting Officer from August 5, 2025 through November 17, 2025.

(3) Ms. Roche served as our Chief Financial Officer until August 5, 2025.

Executive Summary and 2025 Financial & Business Highlights

CG Oncology is a late-stage clinical biopharmaceutical company focused on developing and commercializing a potential backbone bladder-sparing therapeutic for patients with bladder cancer, and our executive compensation program is designed in service of that mission. Achieving our mission requires attracting and retaining the best talent: leaders who are driven to deliver for patients and who create sustainable value for our stockholders. Our program offers a competitive, well-balanced structure that rewards meaningful performance, aligns executives’ interests with those of our stockholders, and supports both our near-term priorities and long-term value creation. In designing this program, we are mindful of the market landscape in which we operate, ensuring our compensation philosophy enables us to compete for and retain the exceptional talent required to advance our pipeline and deliver on our commitments to patients and stockholders alike.

High-level performance highlights from fiscal year 2025 included:

•
Initiated a rolling Biologics License Application ("BLA") submission for cretostimogene monotherapy and progressed all aspects of launch readiness, including manufacturing;
•
Achieved 100% enrollment in PIVOT‑006 roughly 10 months ahead of plan;
•
Completed enrollment for CORE‑008 Cohort A and BOND‑003 Cohort P with data presented at SUO 2025; and

•
Delivered strong one‑year total shareholder return (“TSR”) as of December 31, 2025, 45%, and 119% TSR based on our initial public offering ("IPO") offering price of $19.

In furtherance of the objectives described above, we place a significant portion of total cash compensation at risk through performance-based incentives tied to the Company’s strategic goals and value creation for our stockholders. Our compensation program also incorporates multi-year equity awards that promote retention, encourage sustained share price growth, promote pay for performance and closely align with our stockholders’ interests.

The three main elements of our annual compensation program are described below, along with the objectives and governance processes of each.

Element of Compensation	Objectives	Governance and Process
Base Salary (fixed cash)	Provides financial stability and security through a fixed amount of cash for performing job responsibilities.

Reviewed annually and determined based on multiple factors (including individual performance and the overall performance of our Company) and by reference, in part, to market data discussed with the Compensation Committee.

Annual Bonus Plan (at-risk cash)	Motivates and rewards for the achievement of key annual corporate goals.

Target bonus opportunities are generally reviewed annually and determined based upon positions that have similar impact on the organization as well as market data. Actual bonus amounts are dependent upon the achievement of specific pre-established corporate objectives approved by the Compensation Committee no later than the beginning of the year. Actual bonus amounts are determined at the end of the year following a review by the Compensation Committee and the Board.

Long-Term Incentive Plan: Stock Options (vesting over 4 years) (long term at-risk equity)	Motivates and rewards for long-term Company performance and aligns executives’ interests with stockholder interests and changes in stockholder value.

Annual stock option awards are reviewed annually and the Compensation Committee reviews various factors in determining awards (such as individual performance, overall Company performance, share usage/dilution levels, executive’s unvested equity, and market practice).

What We Do	What We Don’t Do
✓
Deliver a majority of total compensation as performance based compensation, with the majority of compensation delivered in long-term incentives
✓
Determine annual performance bonuses based on corporate and individual performance (the Chief Executive Officer’s bonus is tied 100% to corporate performance)
✓
Assess risks of our compensation program
✓
Retain an independent compensation advisor
✓
Maintain a compliant clawback policy and prohibit hedging and limit pledging to mitigate inappropriate risk‑taking


No tax reimbursements or tax gross-ups arrangements on severance or change‑in‑control benefits

No guaranteed salary increases, annual bonuses or long-term incentive awards

No pledging of our stock by directors, any employees with the title of Vice President and above (including executive officers), and any employees on our finance team

No automatic vesting or cash severance (single-trigger arrangements) solely upon a change in control

Stockholder Say-on-Pay Vote

Because we ceased to be an emerging growth company, our stockholders will have their first opportunity to cast a non-binding advisory vote (“say-on-pay vote”) to approve our Named Executive Officers’ compensation at our 2026 meeting of stockholders. In addition, at the Annual Meeting, stockholders will have the opportunity to cast a separate, non‑binding advisory vote to indicate whether future say‑on‑pay votes should occur every one, two, or three years. Our Board recommends that stockholders vote to hold say‑on‑pay votes every year. In the future, we intend to consider the outcome of the say-on-pay votes when making compensation decisions regarding our Named Executive Officers. Following the vote at the meeting and depending on the outcome of the resolution regarding the frequency of future say-on-pay votes, our next say-on-pay vote is expected to occur at the 2027 annual meeting of stockholders.

How We Determine Executive Compensation

Role of the Compensation Committee and Board

The Compensation Committee, appointed by the Board, oversees the compensation of the Company’s executive officers, including our Named Executive Officers, and has responsibility for the Company’s compensation policies and strategies. For details on the Compensation Committee’s oversight of the executive compensation program, see the section titled “Board and Committee Meetings and Attendance – Compensation Committee” in this Proxy Statement. Our Compensation Committee consists solely of independent Board members.

The Compensation Committee typically meets quarterly to manage and evaluate our executive compensation program and generally determines the principal components of compensation (base salary, performance bonus and equity awards) for our Named Executive Officers on an annual basis; however, decisions may occur at other times for executive new hires, promotions or other special circumstances as our Compensation Committee determines appropriate. The Compensation Committee does not delegate to our Named Executive Officers the authority to approve compensation awards for themselves.

Role of Management

Our Compensation Committee has worked with and received information and analyses from management, including within our legal, finance, and human resources departments, and our Chief Executive Officer, and considered such information and analyses in determining the structure and amount of compensation to be paid to our executive officers (excluding his own compensation). Our Chief Executive Officer evaluates and provides to our Compensation Committee executive officer performance assessments and management’s recommendations and proposals regarding executive officer compensation programs and decisions affecting base salaries, short-term incentive compensation, long-term incentive compensation, and other compensation-related matters outside of the presence of any other Named Executive Officers. However, our Compensation Committee and Board retain the final authority to make all compensation decisions for our Named Executive Officers, including our Chief Executive Officer.

From time to time, various other members of management and other employees, as well as outside advisors or consultants, may be invited to make presentations, provide financial or other background information or advice, or otherwise participate in our board meetings. Members of management, including our Chief Executive Officer, may attend portions of our board meetings; however, our Chief Executive Officer may not be present during decisions regarding his compensation.

Role of Compensation Consultant

The Compensation Committee has the sole authority to retain compensation consultants to assist in its evaluation of executive compensation, including the authority to approve the consultant’s reasonable fees and other retention terms. The Compensation Committee has retained Pay Governance as its compensation consultant. During fiscal year 2025, Pay Governance provided the following services, as directed by the Compensation Committee:

•
Developed and recommended the 2025 peer group used as one input in the calibration of compensation practices for the Named Executive Officers and Board compensation and practices.
•
Reviewed and assessed our compensation practices and the cash and equity levels of our executive officers.
•
Reviewed and assessed our annual cash performance bonus program, including the payout levels.
•
Reviewed and assessed our equity compensation programs and conducted equity burn rate and overhang analyses.
•
Conducted a review of our non-employee director compensation policies and practices.

The Compensation Committee has analyzed whether the work of Pay Governance as compensation consultant raises any conflict of interest, considering relevant factors in accordance with SEC rules and Nasdaq listing standards. Based on its analysis, our Compensation Committee determined that the work of Pay Governance and the individual compensation advisors employed by Pay Governance does not create any conflict of interest pursuant to the SEC rules and Nasdaq listing standards.

Compensation Peer Group

Pay Governance proposed, and the Compensation Committee approved, a group of companies that would be appropriate peers based on our Company’s therapeutic focus areas, phase of clinical studies, market capitalization, total stockholder performance, and employee headcount, as well as other factors. In September 2024, the Compensation Committee reviewed and approved 17 companies to be used for understanding competitive executive compensation levels, as one of many reference points used to inform executive officer pay decisions for fiscal year 2025.

The peer group with respect to fiscal year 2025 was as follows:

Agios (AGIO)	Arrowhead (ARWR)	IDEAYA (IDYA)	Iovance (IOVA)
Akero (AKRO)	Arvinas (ARVN)	ImmunityBio (IBRX)	Neumora (NMRA)
Arcellx (ACLX)	Denali (DNLI)	Immunovant (IMVT)	Syndax (SNDX)
Arcus (RCUS)	Geron (GERN)	Intellia (NTLA)	Vera (VERA)

Factors used in Determining Executive Compensation

Our Compensation Committee sets the compensation of our Named Executive Officers at levels it determines to be appropriate for each Named Executive Officer, using its professional experience, judgment, and market data. Pay decisions are not made using a formulaic approach or benchmark. Instead, the Compensation Committee believes that executive pay decisions require consideration of a multitude of relevant factors which may vary from year to year. In making executive compensation decisions, the Compensation Committee generally takes into consideration the factors listed below:

•
our performance during the year, based on business and corporate goals and priorities established by the Chief Executive Officer and the Board;
•
each Named Executive Officer’s individual performance, scope of job function and the critical skill set of the Named Executive Officer to the Company’s future performance;
•
each executive officer’s skills, experience and qualifications relative to other similarly situated executives at the companies in our compensation peer group;
•
the performance of each Named Executive Officer, based on an assessment of his or her contributions to our overall performance, ability to lead his or her department and work as part of a team;
•
compensation parity among our executive officers;
•
our need to motivate and retain our executive team in a highly competitive industry;
•
the compensation practices of our compensation peer group;
•
our Chief Executive Officer’s recommendations with respect to the compensation of our other executive officers; and
•
recommendations from our independent compensation consultant on compensation policy determinations for the Named Executive Officer group.

The factors above provide the framework for compensation decisions for each of our executive officers, including our Named Executive Officers. The Compensation Committee and the Board, as applicable, do not assign relative weights or rankings to these factors, and do not consider any single factor as determinative in the compensation of our executive officers.

Fiscal Year 2025 Executive Compensation Program

Base Salary

Base salaries for our Named Executive Officers are initially established at the time of the Named Executive Officer’s hiring, considering such Named Executive Officer’s qualifications, experience, the scope of his or her responsibilities and market compensation paid by other companies for similar positions within the industry and geography. Base salaries are reviewed annually, typically in connection with our annual performance review process, and adjusted from time to time to realign salaries with market levels after considering individual responsibilities, performance and experience. In making decisions regarding salary increases, we may also draw upon the experience of our Board members with executives at other companies.

In December 2024, the Compensation Committee approved merit and market salary adjustments for certain of our Named Executive Officers at such time, which became effective as of January 1, 2025. The 2025 annual base salaries and adjusted annual base salaries for such Named Executive Officers are set forth in the table below. Mr. DeTore and Mr. Lapetina did not receive any salary adjustment.

Executive	Salary	Increase from December 2024
Arthur Kuan	$690,000	$33,750
Corleen Roche	$485,777	$20,027
Ambaw Bellete	$537,941	$25,616
Vijay Kasturi	$502,932	$21,657
Joshua Patterson	$461,523	$11,523

Following our prior Chief Financial Officer’s, Ms. Roche’s, resignation and effective August 5, 2025 through November 16, 2025, the Board appointed Mr. Lapetina to serve as our interim principal financial and accounting officer. In November 2025, Mr. DeTore was appointed as our interim principal financial and accounting officer, effective November 17, 2025, pursuant to a short‑term consulting agreement that sets forth a monthly consulting fee and an initial minimum term of three months with an option to extend. Given the nature of Mr. DeTore’s engagement, the Compensation Committee did not provide an equity grant and annual incentive eligibility was limited to the period of service, consistent with our program design and the interim scope of his role.

Annual Bonus Plan

In addition to base salaries, our Named Executive Officers are eligible to receive performance-based cash incentive compensation, which is designed to provide appropriate incentives to our executives to achieve pre-established annual corporate goals and reward our executives for achieving those goals. The annual performance-based bonus each Named Executive Officer is eligible to receive is based on the extent to which we achieve the pre-established corporate goals that our Board or our Compensation Committee establishes prior to each year. At the end of the year, our Compensation Committee reviews our performance against each pre-established corporate goal and determines the extent to which we achieved each of our corporate goals.

For fiscal year 2025, the annual performance bonus consisted of select corporate goals established by the Compensation Committee, with each initiative assigned a specific weighting toward the overall annual bonus determination as set forth below. In December 2025, the Compensation Committee evaluated Company performance against each corporate goal, assessed the overall achievement of the goals, as set forth below, and determined to pay at 100% of target level for the Company performance component out of a maximum payout opportunity of 120% in 2025.

Corporate Goals	Weighting	Payout as % of Weighted Target
BLA Readiness and Submission	50%	45%
Commercial Readiness • Build Commercial Infrastructure and Capabilities to Enable Launch Readiness • Enhance Profile of Cretostimogene and NMIBC through Engagement with Scientific Community	25%	25%
Indication Expansion • Expand Development of Cretostimogene in Intermediate-Risk NMIBC with PIVOT-006 • Expand Development of Cretostimogene in BCG-naïve, Exposed and Unresponsive	25%	30%
Total	100%	100%

For fiscal year 2025, Messrs. Kuan and Bellete were eligible to earn target annual bonuses equal to 60% and 50% of their respective base salaries. Dr. Kasturi and Mr. Patterson were each eligible to earn a target annual bonus equal to 45% of base salary, while Mr. DeTore was not eligible for an annual bonus for fiscal year 2025. For Messrs. Bellete and Patterson and Dr. Kasturi, 90% of the target bonus opportunity was based on the achievement of corporate goals and 10% was based on individual performance. For Mr. Kuan, 100% of the target bonus opportunity was based on the achievement of corporate goals. Ms. Roche and Mr. Lapetina, each of whom resigned effective prior to the end of fiscal 2025, did not receive a fiscal 2025 annual bonus in connection with their respective voluntary resignation. Mr. DeTore, who was appointed interim principal financial and accounting officer on November 17, 2025, under a short‑term consulting agreement, was not eligible for a fiscal 2025 annual bonus.

Performance Achievement

Executive	Corporate Goals Achievement	Individual Performance Achievement	Total Bonus
Arthur Kuan	100%	--	$414,000
Ambaw Bellete	100%	100%	$268,971
Vijay Kasturi	100%	100%	$226,319
Joshua Patterson	100%	100%	$207,685

Long-Term Incentive Plan

We have adopted the CG Oncology, Inc. 2024 Incentive Award Plan (the “2024 Plan”) to enhance the Company’s ability to attract, retain and motivate persons who make (or who are expected to make) important contributions to the Company by providing equity ownership. We believe that our ability to grant equity awards is a valuable and necessary compensation tool that aligns the long-term interests of our executive officers with the financial interests of our stockholders. The Compensation Committee believes that stock options are inherently performance-based and automatically link executive pay to stockholder return, as the value realized, if any, from an award of share options is dependent upon the future appreciation of our share price. Regardless of the reported value in the Summary Compensation Table, our Named Executive Officers will only receive value from their share option awards if the market price of our stock increases above the market price of our stock at the time of grant and remains above such price as the share options continue to vest.

The Compensation Committee also regularly reviews the Company’s long-term incentive structure, share usage/dilution levels and equity pool capacity in light of the Company’s annual share usage required to attract, retain and motivate talent, as well as market practice. As part of this review, the Compensation Committee evaluates annual equity burn rate/dilution levels and projected share needs for future grants. In 2025, only options were granted, except for one performance stock unit award granted to our Chief Executive Officer which further helped align his equity award with key BLA milestone objectives.

In August 2023, the Compensation Committee approved stock option grants to certain employees, including Dr. Kasturi, that vest upon the achievement of key BLA milestone objectives and the recipient’s continued employment with the Company through such date. Such BLA milestone objectives were achieved in 2025, and Dr. Kasturi's stock option award vested in accordance with its terms.

The value of equity awards granted to our executive officers, including our Named Executive Officers, is determined by the Compensation Committee based on multiple factors, as described in “Factors used in Determining Executive Compensation” above. These factors include market data from our compensation peer group, each individual’s performance in the prior year, and each individual’s expected future contributions to the Company. At the beginning of each year, the Compensation Committee evaluates these factors and determines the size of the annual equity awards it deems reasonable and appropriate to support the Company’s long-term objectives and align executive interests with stockholder value creation.

Stock Option Awards

For fiscal year 2025, the following grants were made to the below Named Executive Officers in the amounts identified in the table below. Mr. DeTore, who was appointed interim principal financial and accounting officer on November 17, 2025 under a short‑term consulting agreement, did not receive an equity grant for fiscal year 2025. The Compensation Committee approved intended stock option award values for the executive officers and the number of shares subject to each award was determined by dividing the approved dollar value by the 30-day VWAP Black‑Scholes fair value per option immediately prior to the grant date.

Executive	Target Stock Option Value	Stock Option Grant (# shares)(1)
Arthur Kuan	$8,800,000	527,660
Robert Lapetina(2)	$360,000	21,586
Corleen Roche(3)	$2,400,000	143,907
Ambaw Bellete	$4,750,000	284,816
Vijay Kasturi	$3,400,000	203,868
Joshua Patterson	$2,000,000	119,922

(1) All options were granted on April 15, 2025 with exercise prices equal to the fair market value of our stock on that date.

(2) Mr. Lapetina was not an executive officer at the time of the pay decisions when his 2025 option award was granted.

(3) The unvested portion of Ms. Roche’s award was forfeited in connection with the termination of her employment.

Performance Stock Unit Award

The Compensation Committee approved a performance stock unit (“PSU”) as part of Mr. Kuan’s annual award for 94,624 shares of our common stock under our 2024 Plan. The PSU award vests subject to Mr. Kuan’s continued service to the Company through achievement of certain FDA regulatory milestones. At the time of grant, the Compensation Committee considered the applicable operational milestones to be rigorous and achievement to be uncertain, reflecting the inherent regulatory risks associated with the BLA review process, and structured the award accordingly to ensure that any value realized by Mr. Kuan would be commensurate with meaningful advancement of the Company’s regulatory approval and commercialization objectives.

Other Elements of Compensation

Employment Agreements

We have entered into employment agreements with each of our Named Executive Officers upon their commencement of employment with us. Each of these agreements establishes the Named Executive Officer’s starting base salary, initial target annual bonus opportunity, and initial equity grant. Effective January 2025, we entered into Amended and Restated Employment Agreements with Messrs. Kuan, Bellete, and Patterson, Dr. Kasturi, and Ms. Roche. Mr. DeTore who served in the principal financial officer role on an interim basis in fiscal year 2025 provided services under a short‑term consulting agreement entered into with the Company. Effective April 2026, we entered into an employment agreement with Mr. DeTore. These agreements, as amended or amended and restated, and agreement with Mr. Lapetina, are summarized below under “—Employment Arrangements with Named Executive Officers.”

Severance and Change‑in‑Control Protections

We provide each of our current Named Executive Officers with certain severance and change in control protections in their employment agreements, in each case, as applicable, as amended in 2025. A more detailed description of these arrangements is provided in the section titled “—Potential Payments upon Termination or Change of Control.”

Our Compensation Committee believes severance benefits are important from a retention perspective to provide some level of protection to our executives who might be terminated, including in connection with a change in control, and that the amounts are reasonable and maintain the competitiveness of our executive compensation and retention program. Further, our Compensation Committee believes this structure serves to mitigate the distraction and loss of key executive officers that may occur in connection with a potential or actual change in control. Such payments protect the interests of our stockholders by enhancing executive focus during potential change in control activity, retaining executives despite the uncertainty that generally exists while a transaction is under consideration and encouraging the executives responsible for negotiating potential transactions to do so with independence and objectivity. However, we do not have any agreements with our Named Executive Officers guaranteeing any tax gross-up payments on severance or change in control benefits for excise taxes.

Health and Welfare Benefits; Perquisites

All of our current Named Executive Officers are eligible to participate in our employee benefit plans, including our medical, dental, vision, disability, and life insurance plans, in each case on the same basis as all of our other employees with the exception of certain enhanced health, life and long-term disability benefits available only to employees at or above the vice president level. We generally do not provide perquisites or personal benefits to our Named Executive Officers, except in limited circumstances.

401(k) Plan

Our Named Executive Officers are eligible to participate in a defined contribution retirement plan that provides eligible employees with an opportunity to save for retirement on a tax advantaged basis. Eligible employees may defer eligible compensation on a pre-tax or after-tax (Roth) basis, up to the statutorily prescribed annual limits on contributions under the Internal Revenue Code of 1986, as amended (the "Code"). Contributions are allocated to each participant’s individual account and are then invested in selected investment alternatives according to the participants’ directions. The 401(k) plan is intended to be qualified under Section 401(a) of the Code with the 401(k) plan’s related trust intended to be tax exempt under Section 501(a) of the Code. As a tax-qualified retirement plan, contributions to the 401(k) plan (except for Roth contributions) and earnings on those contributions are not taxable to the employees until distributed from the 401(k) plan. Under the 401(k) plan, we provide matching contributions equal to 100% of the first 4% of eligible compensation deferred by our employees, not to exceed 1% of an employee’s eligible compensation.

Tax and Accounting Considerations

Code Section 162(m)

Under Section 162(m) of the Code (“Section 162(m)”), compensation paid to each of the Company’s “covered employees” that exceeds $1 million per taxable year is generally non-deductible. Although our Board and our Compensation Committee will continue to consider tax implications as one factor in determining executive compensation, they also look at other factors in making their decisions and retain the flexibility to provide compensation for our Named Executive Officers in a manner consistent with the goals of our executive compensation program and the best interests of our Company and stockholders, which may include providing for compensation that is not deductible by the Company due to the deduction limit under Section 162(m).

Code Section 409A

Section 409A of the Code (“Section 409A”) affects the manner by which deferred compensation opportunities are offered to our United States taxpayer employees and other service providers. Section 409A requires that “nonqualified deferred compensation” be deferred and paid under plans or arrangements that satisfy the requirements of the statute with respect to the timing of deferral elections, timing of payments and certain other matters. Failure to satisfy these requirements can expose United States taxpayer employees and other service providers to accelerated income tax liabilities, penalty taxes and interest on their vested compensation under such plans. Accordingly, as a general matter, it is our intention to design and administer our compensation and benefits plans and arrangements for all of our U.S taxpayer employees and other service providers, including our Named Executive Officers, so that they are either exempt from, or satisfy the requirements of, Section 409A.

Code Section 280G

Section 280G of the Code (“Section 280G”) disallows a tax deduction with respect to excess parachute payments to certain executives of companies which undergo a change of control. In addition, Section 4999 of the Code imposes a 20% excise tax on the individual with respect to the excess parachute payment. Parachute payments are compensation linked to or triggered by a change of control and may include, but are not limited to, bonus payments, severance payments, certain fringe benefits, and payments and acceleration of vesting from long-term incentive plans including share options and other equity-based compensation. Excess parachute payments are parachute payments that exceed a threshold determined under Section 280G based on the executive’s prior compensation. In approving the compensation arrangements for our Named Executive Officers, the Compensation Committee considers all elements of the cost to us of providing such compensation, including the potential impact of Section 280G. However, the Compensation Committee may, in its judgment, authorize compensation arrangements that could give rise to loss of deductibility under Section 280G and the imposition of excise taxes under Section 4999 when it believes that such arrangements are appropriate to attract and retain executive talent, and the Compensation Committee may make a cash payment to gross an individual up for such excises taxes if in its judgment it determines that to be appropriate in the circumstances of any contemplated transaction.

Accounting for Share-Based Compensation

We follow the Financial Accounting Standards Board’s Accounting Standards Codification Topic 718 (“ASC Topic 718”) for our share-based compensation awards. ASC Topic 718 requires companies to calculate the grant date “fair value” of their share-based awards using a variety of assumptions. ASC Topic 718 also requires companies to recognize the compensation cost of their share-based awards in their income statements over the period that an employee is required to render service in exchange for the award. Grants of share options under our equity incentive award plans are accounted for under ASC Topic 718. The Compensation Committee considers the accounting implications of significant compensation decisions, especially in connection with decisions that relate to our equity award programs. As accounting standards change, we may revise certain programs to appropriately align accounting expenses of our equity awards with our overall executive compensation philosophy and objectives.

Other Compensation Policies and Practices

Compensation Recovery Policy

As a public company, if we are required to restate our financial results due to our material noncompliance with any financial reporting requirements under the federal securities laws as a result of misconduct, the Chief Executive Officer and Chief Financial Officer may be legally required to reimburse our Company for any bonus or other incentive-based or equity-based compensation they receive in accordance with the provisions of section 304 of the Sarbanes-Oxley Act of 2002, as amended. Additionally, we have implemented a Dodd-Frank Act-compliant clawback policy, as required by SEC rules.

Compensation Committee Report

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with the management of the Company. Based on this review and these discussions, we have recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the Company’s Annual Report on Form 10-K and the Company’s proxy statement.

The preceding report has been furnished by the following members of the Compensation Committee:

Leonard Post (Chair)

Brian Liu

Christina Rossi

Summary Compensation Table

The following table shows for the fiscal years indicated, the compensation awarded to or paid to, or earned by, the Company’s Named Executive Officers.

Name and Principal Position	Year	Salary ($) (6)	Bonus ($) (4)	Stock Awards ($) (1)	Option Awards ($) (2)	Non-Equity Incentive Plan Compensation ($) (3)	All Other Compensation ($) (5)	Total ($)
Arthur Kuan, Chief Executive Officer	2025	690,000	—	3,451,884	7,350,515	414,000	22,002	11,928,401
	2024	653,485	—	—	10,135,228	382,594	1,486	11,172,793
	2023	449,000	—	—	3,293,022	189,000	2,974	3,933,996
Jim DeTore, Chief Financial Officer	2025	96,000	—	—	—	—	—	96,000
Ambaw Bellete, President and Chief Operating Officer	2025	537,941	—	—	3,967,601	268,971	40,879	4,815,391
	2024	511,935	—	—	4,471,424	242,996	15,036	5,241,391
	2023	322,000	189,500	—	1,967,465	180,600	369,970	3,029,535
Vijay Kasturi, Chief Medical Officer (7)	2025	502,932	—	—	2,839,963	226,319	30,732	3,599,947
Joshua F. Patterson, General Counsel, Chief Compliance Officer, and Secretary (8)	2025	461,523	—	—	1,670,561	207,685	24,611	2,364,380
Corleen Roche, Prior Chief Financial Officer (9)	2025	288,890	—	—	2,004,682	—	28,727	2,322,299
	2024	446,357	31,500	—	9,157,973	196,360	13,610	9,845,800
Robert Lapetina (Prior Interim Principal Financial and Accounting Officer) (10)	2025	310,224	2,250	—	300,702	—	32,121	645,297

(1) The amount reported here does not reflect the actual economic value realized by our Named Executive Officer. In accordance with SEC rules, this column represents the grant date fair value of the PSU award based on the probable outcome of the performance conditions, with a grant date of September 18, 2025, calculated in accordance with ASC 718. The PSU award has two FDA regulatory milestones. If neither is achieved, no shares will be delivered to Mr. Kuan; if only the first milestone is achieved, 20% of the shares will be delivered to Mr. Kuan; if the second milestones is achieved, the remaining 80% of the shares subject to the award will be delivered to Mr. Kuan. The maximum outcome for the PSU award has the same value as the grant date fair value of the PSU award based on such probable outcome of the performance conditions.

Assumptions used in the calculation of the grant date fair value of the PSU award are set forth in Note 12, “Stock-Based Compensation” to our audited consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2025.

(2) The amounts reported here do not reflect the actual economic value realized by our Named Executive Officers. In accordance with SEC rules, this column represents the grant date fair value of stock option awards, calculated in accordance with ASC 718. Assumptions used in the calculation of the grant date fair value of the stock option awards are set forth in Note 12, “Stock-Based Compensation” to our audited consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2025.

(3) This column reflects the amount of performance-based incentive compensation earned by our Named Executive Officers for the periods presented.

(4) The amount reported for Mr. Lapetina for fiscal year 2025 reflects a one-time employee referral bonus of $2,250.

(5) Payments to our Named Executive Officers included in the “All Other Compensation” column for 2025 include the following: (i) for Mr. Kuan (a) cellphone stipend, cancer screening, Company-paid premiums for long-term disability insurance and short-term disability insurance, (b) executive healthcare benefits of $14,920, and (c) life insurance premiums for employee benefit, (ii) for Mr. Bellete (a) cellphone stipend, cancer screening, Company-paid premiums for long-term disability insurance and short-term disability insurance, (b) executive healthcare benefits of $14,920, (c) life insurance premiums for employee benefit and (d) 401(k) matching contributions of $14,000, (iii) for Dr. Kasturi (a) cellphone stipend, cancer screening, Company-paid premiums for long-term disability insurance and short-term disability insurance, (b) executive healthcare benefits of $14,920, (c) life insurance premiums for employee benefit , and (d) 401(k) matching contributions of $3,209, (iv) for Mr. Patterson (a) cellphone stipend, Company-paid premiums for long-term disability insurance and short-term disability insurance, (b) executive healthcare benefits of $14,920, and (c) life insurance premiums for employee benefit, (v) for Ms. Roche (a) cellphone stipend, cancer screening, Company-paid premiums for long-term disability insurance and short-term disability insurance, (b) executive healthcare benefits of $6,704, (c) life insurance premiums for employee benefit and (d) 401(k) matching contributions of $14,000 and (vi) for Mr. Lapetina (a) cellphone stipend, cancer screening, Company-paid premiums for long-term disability insurance and short-term disability insurance, (b) executive healthcare benefits of $13,604, (c) life insurance premiums for employee benefit and (d) 401(k) matching contributions of $12,201.

(6) Effective April 13, 2026, Mr. DeTore was appointed as our Chief Executive Officer and entered into an employment agreement with us. See “—Employment Arrangements with Named Executive Officers” for more information about his employment agreement. In 2025, Mr. DeTore provided services to the Company pursuant to a consulting agreement with Monomoy Advisors, LLC dated November 14, 2025 (the “Monomoy Consulting Agreement”). The compensation reflected as paid to Mr. DeTore reflects the amount of consulting fees paid pursuant to the Monomoy Consulting Agreement during 2025. The 2025 annual base salary for Ms. Roche reflects the amount paid for her partial year of service. The 2025 annual base salary for Mr. Lapetina reflects the amount paid for his partial year of service.

(7) Dr. Kasturi has served as our Chief Medical Officer since August 2023. Because Dr. Kasturi is a Named Executive Officer for the first time, SEC rules do not require his compensation for 2023 and 2024 to be reported.

(8) Mr. Patterson has served as our General Counsel, Chief Compliance Officer and Secretary since May 2024. Because Mr. Patterson is a Named Executive Officer for the first time, SEC rules do not require his compensation for 2024 to be reported.

(9) Ms. Roche previously served as our Chief Financial Officer from January 2024 through August 2025.

(10) Mr. Lapetina previously served as our Interim Principal Financial and Accounting Officer from August 2025 through November 2025. Because Mr. Lapetina is a Named Executive Officer for the first time, SEC rules do not require his compensation for 2023 and 2024 to be reported.

Grants of Plan-Based Awards in 2025

Name	Grant Date	Award Type	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)(3)
			Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Arthur Kuan	—	Annual Cash Incentive	331,200	414,000	496,800	—	—	—	—	—	—	—
	4/15/2025	Options	—	—	—	—	—	—	—	527,660	20.11	7,350,515
	9/25/2025	PSU	—	—	—	18,925	94,624	94,624	—	—	—	3,451,884
Jim DeTore	—	—	—	—	—	—	—	—	—	—	—	—
Ambaw Bellete	—	Annual Cash Incentive	215,177	268,971	322,765	—	—	—	—	—	—	—
	4/15/2025	Options	—	—	—	—	—	—	—	284,816	20.11	3,967,601
Vijay Kasturi	—	Annual Cash Incentive	181,056	226,319	271,583	—	—	—	—	—	—	—
	4/15/2025	Options	—			—	—	—	—	203,868	20.11	2,839,963

Name	Grant Date	Award Type	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)(3)
Joshua F. Patterson	—	Annual Cash Incentive	166,149	207,685	249,222	—	—	—	—	—	—	—
	4/15/2025	Options	—	—	—	—	—	—	—	119,922	20.11	1,670,561
Corleen Roche	4/15/2025	Options	—	—	—	—	—	—	—	143,907	20.11	2,004,682
Robert Lapetina	4/15/2025	Options	—	—	—	—	—	—	—	21,586	20.11	300,702

(1)
Amounts reported represent the potential short-term cash incentive compensation payable under our annual performance bonus plan for 2025. The amounts reported represent each NEO’s threshold, target and maximum possible payments under our annual performance bonus plan for 2025, which is equal to 80%, 100% and 120%, respectively, of each NEO’s target annual bonus, as described in the section titled “—Annual Bonus Plan” above. The actual annual bonus amount earned by each NEO for 2025 is reported in the Non-Equity Incentive Plan Compensation column in the Summary Compensation Table above. Ms. Roche and Mr. Lapetina, each of whom resigned effective prior to the end of fiscal 2025, did not receive a bonus under the annual bonus plan for 2025 in connection with their respective voluntary resignation. Mr. DeTore, who was appointed interim principal financial and accounting officer on November 17, 2025, under a short‑term consulting agreement, was not eligible for a bonus under the annual bonus plan.
(2)
This column shows the threshold, target and maximum payouts for PSU award. The “Threshold” column reflects the total number of shares of our common stock that would be delivered to Mr. Kuan if only the first FDA regulatory milestone is achieved. The “Target” column reflects the total number of shares of our common stock that would be delivered to Mr. Kuan if both FDA regulatory milestones are achieved. If neither FDA regulatory milestone is achieved, Mr. Kuan will not receive any shares of our common stock under the award. In no event will Mr. Kuan be entitled to receive a number of shares of our common stock that, in the aggregate, exceeds the number of shares in the “Target” column; accordingly, the “Maximum” column reflects the same number of shares as in the “Target” column.
(3)
Amounts represent the grant date fair value of stock option awards and a PSU award granted to our Named Executive Officers during 2025, computed in accordance with ASC Topic 718 (and, in the case of the PSU award, based on the probable outcome of the performance conditions). Assumptions used in the calculation of these amounts are included in Note 12 to our financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2025. These amounts do not necessarily correspond to the actual value recognized or that may be recognized by the Named Executive Officers.

Employment Arrangements with Our Named Executive Officers

Effective as of January 9, 2025, we entered into Amended and Restated Employment Agreements with certain of our executive officers, including our Named Executive Officers (each such agreement, an “Amended Employment Agreement”), which govern the terms of their employment with us. Pursuant to their Amended Employment Agreements, effective January 9, 2025, Mr. Kuan, Mr. Bellete, Dr. Kasturi, Mr. Patterson and Ms. Roche are each entitled to an annual base salary of $690,000, $537,931, $502,932, $461,523 and $485,777, respectively. In addition, in accordance with their Amended Employment Agreements, for 2025, the target annual bonus for Mr. Kuan, Mr. Bellete, Dr. Kasturi, Mr. Patterson, and Ms. Roche was increased to a target amount of 60%, 50%, 45%, 45%, and 45% of their respective base salaries actually paid for the year to which such annual bonus relates, subject to the achievement of performance objectives as determined by our Board or Compensation Committee.

Effective as of May 13, 2024, we entered into an Offer Letter with Mr. Lapetina (the “Lapetina Offer Letter”). Pursuant to the Lapetina Offer Letter, Mr. Lapetina was entitled to an annual base salary of $330,000 per annum and a target annual bonus of 35% of his base salary. In addition, Mr. Lapetina received a one-time sign-on bonus of $15,000. Effective as of August 5, 2025, we also entered into a Temporary Role and Compensation Agreement with

Mr. Lapetina in connection with him serving as our Principal Financial and Accounting Officer (the “Temporary Role and Compensation Agreement”). Pursuant to the Temporary Role and Compensation Agreement, Mr. Lapetina was entitled to a temporary monthly stipend of $6,000, commencing on August 31, 2025 and continuing through the conclusion of his employment with the Company in November 2025. In August 2025, we also entered into a Letter Agreement with Mr. Lapetina (the “Lapetina Letter Agreement”), which provided him with certain change in control and severance benefits upon a qualifying termination during the applicable change in control period.

In November 2025, we entered into the Monomoy Consulting Agreement for interim financial and accounting officer services performed by Mr. DeTore. Pursuant to the Monomoy Consulting Agreement, Mr. DeTore received monthly compensation of $64,000, with the month of November 2025 being billed at $32,000 to reflect a partial month in connection with the service start date of November 17, 2025. The engagement lasts for a minimum of three months until February 2026 with the option to extend for another three months until May 2026. Effective April 2026, we entered into an Employment Agreement with Mr. DeTore, pursuant to which Mr. DeTore is entitled to an annual base salary of $520,000 and a target amount of 45% of his base salary, subject to the achievement of performance objectives as determined by our Board or Compensation Committee.

For our currently employed Named Executive Officers, regardless of the manner in which our Named Executive Officers’ employment terminates, they are entitled to receive certain accrued amounts previously earned during their employment, including unpaid salary, reimbursement of expenses owed, and accrued but unpaid paid time off and any continuation of benefits required by applicable law. In addition, certain of our Named Executive Officers are entitled to severance benefits under their employment agreements, subject to their execution of a release of claims and compliance with post-termination obligations, and which are described in further detail below.

Potential Payments upon Termination or Change in Control

Arthur Kuan and Ambaw Bellete

Messrs. Kuan and Bellete’s Amended Employment Agreements provide for severance benefits for certain terminations that arise during and outside of a change in control period (as defined below). Upon a termination without cause outside of the period commencing upon a change in control and continuing until 18 months after such change in control (such period, the change in control period), Messrs. Kuan and Bellete are entitled to (1) an amount in cash equal to 1.5 their annual base salary, payable in a lump sum, (2) payment or reimbursement of the COBRA premiums for Messrs. Kuan and Bellete and their respective eligible dependents, or if COBRA is not available under our group health plan, a cash amount equal to such payments or reimbursements, for a maximum period of up to 18 months from the date of their termination of employment, and (3) an amount in cash equal to their target annual bonus, prorated for the portion of the year that elapsed prior to the date of their termination of employment, payable in a lump sum. Additionally, upon a termination without cause occurring outside of the change in control period, Mr. Bellete is entitled to outplacement services for 18 months, up to a maximum cost of $20,000.

In addition, except with respect to Mr. Bellete’s option award of 432,311 shares granted on June 14, 2023 (the Bellete Initial Option), upon a termination without cause outside of the change in control period, Messrs. Kuan and Bellete are entitled to accelerated vesting of the unvested portion of Company equity awards that would have vested during the 18 months following the date of their termination of employment had they continued in employment during such period; provided, however, that any performance-based equity awards shall remain subject to attainment of the relevant performance goals. With respect to the Bellete Initial Option, Mr. Bellete is entitled to the following: (1) if the termination without cause occurs after the first anniversary of Mr. Bellete’s start date but prior to the second anniversary of his start date, accelerated vesting of the portion of the Bellete Initial Option that would have vested during the 18 months following the date of such termination had he continued in employment during such period, and (2) if such termination occurs after the second anniversary of Mr. Bellete’s start date, accelerated vesting of any unvested portion of the Bellete Initial Option.

Upon a termination without cause or a resignation for good reason within the change in control period, Messrs. Kuan and Bellete are entitled to (1) an amount in cash equal to 2.0 times their respective annual base salaries, payable in a lump sum, (2) payment or reimbursement of the COBRA premiums for Messrs. Kuan and Bellete and their respective eligible dependents, or if COBRA is not available under our group health plan, a cash amount equal to such payments or reimbursements, for a maximum period of up to 24 months from the date of their termination of employment, (3) an amount in cash equal to their target annual bonus, payable in a lump sum, and (4) full accelerated vesting of all unvested Company equity awards; provided, however, that any performance-based equity awards shall remain subject to attainment of the relevant performance goals. In addition, upon a termination without cause or a resignation for good reason within the change in control period, Mr. Bellete is entitled to outplacement services for 24 months, up to a maximum cost of $20,000.

Jim DeTore

Mr. DeTore’s Employment Agreement provides for severance benefits for certain terminations that arise during and outside of a change in control period. Upon a termination without cause outside of the change in control period, Mr. DeTore is entitled to (1) an amount in cash equal to his annual base salary, payable in a lump sum, (2) payment or reimbursement of the COBRA premiums for Mr. DeTore and his respective eligible dependents, or if COBRA is not available under our group health plan, a cash amount equal to such payments or reimbursements, for a maximum period of up to 12 months from the date of his termination of employment, (3) an amount in cash equal to his target annual bonus, prorated for the portion of the year that elapsed prior to the date of his termination of employment, payable in a lump sum, and (4) acceleration of unvested equity awards as would have vested had Mr. DeTore remained in service for 12 months following his termination of employment.

Upon a termination without cause or a resignation for good reason within the change in control period, Mr. DeTore is entitled to (1) an amount in cash equal to 1.5 times his annual base salary, payable in a lump sum, (2) payment or reimbursement of the COBRA premiums for Mr. DeTore and his respective eligible dependents, or if COBRA is not available under our group health plan, a cash amount equal to such payments or reimbursements, for a maximum period of up to 18 months from the date of his termination of employment, (3) an amount in cash equal to his target annual bonus, payable in a lump sum, and (4) full accelerated vesting of all unvested Company equity awards; provided, however, that any performance-based equity awards shall remain subject to attainment of the relevant performance goals.

Mr. DeTore’s prior Consulting Agreement did not provide for severance benefits and benefits in connection with a change in control.

Vijay Kasturi

Dr. Kasturi’s Amended Employment Agreement provides for severance benefits for certain terminations that arise during and outside of a change in control period. Upon a termination without cause outside of the change in control period, Dr. Kasturi is entitled to (1) an amount in cash equal his annual base salary, payable in a lump sum, (2) payment or reimbursement of the COBRA premiums for Dr. Kasturi and his respective eligible dependents, or if COBRA is not available under our group health plan, a cash amount equal to such payments or reimbursements, for a maximum period of up to 12 months from the date of his termination of employment, and (3) an amount in cash equal to his target annual bonus, prorated for the portion of the year that elapsed prior to the date of his termination of employment, payable in a lump sum, and (4) acceleration of unvested equity awards as would have vested had Dr. Kasturi remained in service for 12 months following his termination of employment.

Upon a termination without cause or a resignation for good reason within the change in control period, Dr. Kasturi is entitled to (1) an amount in cash equal to 1.5 times his respective annual base salaries, payable in a lump sum, (2) payment or reimbursement of the COBRA premiums for Dr. Kasturi and his respective eligible dependents, or if COBRA is not available under our group health plan, a cash amount equal to such payments or reimbursements, for a maximum period of up to 18 months from the date of his termination of employment, (3) an amount in cash equal to his target annual bonus, payable in a lump sum, and (4) full accelerated vesting of all unvested Company equity awards; provided, however, that any performance-based equity awards shall remain subject to attainment of the relevant performance goals.

Joshua Patterson

Mr. Patterson’s Amended Employment Agreement provides for severance benefits for certain terminations that arise during and outside of a change in control period. Upon a termination without cause outside of the change in control period, Mr. Patterson is entitled to (1) an amount in cash equal to his annual base salary, payable in a lump sum, (2) payment or reimbursement of the COBRA premiums for Mr. Patterson and his respective eligible dependents, or if COBRA is not available under our group health plan, a cash amount equal to such payments or reimbursements, for a maximum period of up to 12 months from the date of his termination of employment, (3) an amount in cash equal to his target annual bonus, prorated for the portion of the year that elapsed prior to the date of their termination of employment, payable in a lump sum, and (4) acceleration of unvested equity awards as would have vested had Mr. Patterson remained in service for 12 months following his termination of employment

Upon a termination without cause or a resignation for good reason within the change in control period, Mr. Patterson is entitled to (1) an amount in cash equal to 1.5 times his respective annual base salaries, payable in a lump sum, (2) payment or reimbursement of the COBRA premiums for Mr. Patterson and his respective eligible dependents, or if COBRA is not available under our group health plan, a cash amount equal to such payments or reimbursements, for a maximum period of up to 18 months from the date of his termination of employment, (3) an amount in cash equal to his target annual bonus, payable in a lump sum, and (4) full accelerated vesting of all unvested Company equity awards; provided, however, that any performance-based equity awards shall remain subject to attainment of the relevant performance goals.

Corleen Roche

Ms. Roche’s Amended Employment Agreement provided for severance benefits for certain terminations that arise during and outside of a change in control period. Upon a termination without cause outside of the change in control period, Ms. Roche was entitled to (1) an amount in cash equal to her annual base salary, payable in a lump sum, (2) payment or reimbursement of the COBRA premiums for Ms. Roche and her respective eligible dependents, or if COBRA was not available under our group health plan, a cash amount equal to such payments or reimbursements, for a maximum period of up to 12 months from the date of her termination of employment, (3) an amount in cash equal to her target annual bonus, prorated for the portion of the year that elapsed prior to the date of her termination of employment, payable in a lump sum, and (4) accelerated vesting of the unvested portion of Company equity awards that would have vested during the 12 months following the date of Ms. Roche’s termination of employment had she continued in employment with the Company during such period; provided, however, that any performance-based equity awards shall remain subject to attainment of the relevant performance goals.

Upon a termination without cause or a resignation for good reason within the change in control period, Ms. Roche would have been entitled to (1) an amount in cash equal to 1.5 times her annual base salary, payable in a lump sum, (2) payment or reimbursement of the COBRA premiums for Ms. Roche and her respective eligible dependents, or if COBRA was not available under our group health plan, a cash amount equal to such payments or reimbursements, for a maximum period of up to 18 months from the date of her termination of employment, (3) an amount in cash equal to her target annual bonus, payable in a lump sum, and (4) full accelerated vesting of all unvested Company equity awards; provided, however, that any performance-based equity awards shall remain subject to attainment of the relevant performance goals.

Robert Lapetina

The Lapetina Letter Agreement provided for severance benefits and vesting accelerations for certain terminations that arise during a change in control period. Upon a termination without cause or for good reason during the change in control period, Mr. Lapetina would have been entitled to receive a lump-sum cash payment equal to his then-current base salary (disregarding any reduction in base salary that gives rise to a good reason termination), and if Mr. Lapetina timely elected to continue coverage under COBRA, the Company would have paid the COBRA premiums, necessary to continue Mr. Lapetina’s then-current coverage until the earliest of (A) 9 months, (B) the expiration of Mr. Lapetina’s eligibility for the continuation coverage under COBRA and (C) the date Mr. Lapetina becomes eligible to enroll in a health insurance plan offered by another employer or entity, or if COBRA is not available under our group health plan, a taxable monthly cash amount equal to such payments or reimbursements, for a maximum period of up to the earliest of the dates specified above. In addition, upon a qualifying termination (or, with respect to equity awards not assumed or substituted in the change in control, upon the consummation of the change in control), 100% of any then-unvested portion of Mr. Lapetina’s time-based equity awards would have vested, provided that, with respect to the aforementioned severance benefits, receipt of such benefits was conditioned upon Mr. Lapetina timely executing a separation agreement and general release of claims within 60 days following his qualifying termination.

The following tables set forth the potential severance benefits payable to our Named Executive Officers under certain circumstances, assuming such event occurred on December 31, 2025. Ms. Roche terminated employment with the Company in July 2025 and Mr. Lapetina terminated employment with the Company in November 2025, respectively. Because Ms. Roche and Mr. Lapetina voluntarily resigned from their employment with the Company, neither was eligible to receive severance benefits and are therefore excluded from the tables set forth below. Additionally, Mr. DeTore is not entitled to any severance benefits and is, thus, similarly excluded from the tables set forth below.

Potential Payment Upon Termination Table*

Name	Severance ($)(1)	Option Awards ($)(2)	PSU Awards(3)	Medical ($)(4)	Total ($)
Arthur Kuan	1,449,000	23,340,426	3,928,788	80,186	28,798,400
Jim DeTore(5)	—	—	—	—	—
Ambaw Bellete	1,075,862	13,175,911	—	82,215	14,333,988
Vijay Kasturi	729,251	12,264,963	—	54,810	13,049,025
Joshua F. Patterson	669,208	3,149,466	—	54,810	3,873,484

* Reflects a termination without cause, or in the case of resignation for good reason, not in connection with a change in control.

(1) For the Named Executive Officers other than Mr. Kuan and Mr. Bellete, amount represents a lump sum cash payment equal to 12 months of base salary plus a lump sum cash amount equivalent to the applicable target annual bonus for the year in which involuntary termination occurs. For Mr. Kuan and Mr. Bellete, amount represents a lump sum cash payment equal to 18 months of base salary plus a lump sum cash amount equivalent to the applicable target annual bonus for the year in which involuntary termination occurs.

(2) The amounts in this column represent the intrinsic value of "in-the-money" unvested options as of December 31, 2025 that would vest in accordance with the executive officer's employment agreement. Values were derived using the closing price of the Company's common stock on December 31, 2025 of $41.52.

(3) The amount reflects the PSU granted in September 2025, fully vested based on the closing price of the Company's common stock as on December 31, 2025 of $41.52.

(4) Medical is comprised of health insurance premiums for the period specified in each executive officer's employment agreement.

(5) As of December 31, 2025, Mr. DeTore was not entitled to a potential payment upon termination. In April 2026, Mr. DeTore entered into an employment agreement with the Company that provides for payment upon termination, the terms of which are described above.

Potential Payment Upon Change in Control Table*

Name	Severance ($)(1)	Option Awards ($)(2)	PSU Awards(3)	Medical ($)(4)	Total ($)
Arthur Kuan	1,794,000	23,340,426	3,928,788	106,914	29,170,128
Jim DeTore(5)	—	—	—	—	—
Ambaw Bellete	1,344,828	13,175,911	—	109,620	14,630,359
Vijay Kasturi	980,717	12,264,963	—	82,215	13,327,896
Joshua F. Patterson	899,970	3,149,466	—	82,215	4,131,651

* Reflects involuntary termination benefits in the event of a termination without cause or resignation for good reason in connection with a change in control.

(1) For the Named Executive Officers other than Mr. Kuan and Mr. Bellete, amount represents a lump sum cash payment equal to 18 months of base salary plus a lump sum cash amount equivalent to the applicable target annual bonus for the year in which involuntary termination occurs. For Mr. Kuan and Mr. Bellete, amount represents a lump sum cash payment equal to 24 months of base salary plus a lump sum cash amount equivalent to the applicable target annual bonus for the year in which involuntary termination occurs.

(2) The amounts in this column represent the intrinsic value of "in-the-money" unvested options as of December 31, 2025 that would vest in accordance with the executive officer's employment agreement. Values were derived using the closing price of the Company's common stock on December 31, 2025 of $41.52.

(3) The amount reflects the PSU granted in September 2025 to Mr. Kuan as fully vested based on the closing price of the Company’s common stock as on December 31, 2025 of $41.52.

(4) Medical is comprised of health insurance premiums for the period specified in each executive officer's employment agreement.

(5) As of December 31, 2025, Mr. DeTore was not entitled to a potential payment upon change in control. In April 2026, Mr. DeTore entered into an employment agreement with the Company that provides for payment upon change in control, the terms of which are described above.

Outstanding Equity Awards at 2025 Year End

The following table presents information regarding outstanding equity awards held by our Named Executive Officers as of December 31, 2025.

Name	Grant Date	Vesting Commencement Date	Stock Awards
			Number of shares or units of stock that have not vested (#)	Market value of shares of units of stock that have not vested ($)	Equity incentive plan awards: Number of unearned shares, units or other rights that have not vested (#)	Equity incentive plan awards: Market or payout value of unearned shares, units or other rights that have not vested ($)
Arthur Kuan	9/25/25	—	—	—	94,624(1)	785,758(1)
Jim DeTore	—	—	—	—	—	—
Ambaw Bellete	—	—	—	—	—	—
Vijay Kasturi	—	—	—	—	—	—
Joshua Patterson	—	—	—	—	—	—
Corleen Roche	—	—	—	—	—	—
Robert Lapetina	—	—	—	—	—	—

Name	Grant Date	Option Awards(2)
		Vesting Commencement Date	Number of securities underlying unexercised options (#) exercisable	Number of securities underlying unexercised options (#) unexercisable	Equity incentive plan awards: Number of securities underlying unexercised unearned options (#)	Option exercise price per share ($)	Option expiration date
Arthur Kuan	4/19/21(6)	4/19/21	167,483	—	—	1.72	4/18/31
	10/19/22(6)	10/19/22	213,033	85,210(3)	—	2.29	10/18/32
	10/9/23(7)	10/9/23	294,979	229,404(3)	—	6.68	10/8/33
	12/13/23(7)	12/13/23	41,973	41,928(3)	—	12.59	12/12/33
	10/4/24(8)	10/4/24	116,024	281,776(3)	—	36.63	10/4/34

Name	Grant Date	Option Awards(2)
		Vesting Commencement Date	Number of securities underlying unexercised options (#) exercisable	Number of securities underlying unexercised options (#) unexercisable	Equity incentive plan awards: Number of securities underlying unexercised unearned options (#)	Option exercise price per share ($)	Option expiration date
	4/15/25(8)	4/15/25	87,943	439,717(3)	—	20.11	4/14/35
Jim DeTore	—	—	—	—	—	—	—
Ambaw Bellete	5/26/22(6)	5/26/22	45,886	6,552(4)	—	1.82	5/25/32
	6/14/23(7)	6/14/23	319,928	171,114(4)	63,102(4)	3.72	6/13/33
	12/13/23(7)	12/13/23	26,230	26,208(3)	—	12.59	12/12/33
	10/4/24(8)	10/4/24	51,187	124,313(3)	—	36.63	10/4/34
	4/15/25(8)	4/15/25	47,496	237,347(3)	—	20.11	4/14/35
Vijay Kasturi	8/15/23(7)	8/15/23	283,434	209,486(4)	—	5.06	8/14/33
	12/13/23(7)	12/13/23	18,370	18,336(3)	—	12.59	12/12/33
	10/4/24(8)	10/4/24	38,674	93,926(3)	—	36.63	10/3/34
	4/15/25(8)	4/15/25	33,978	169,890(3)	—	20.11	4/14/35
Joshua Patterson	5/15/24(8)	6/1/24	37,500	62,500(4)	—	28.01	5/14/34
	10/4/24(8)	10/4/24	13,934	33,841(3)	—	36.63	10/3/34
	4/15/25(8)	4/15/25	19,987	99,935(3)	—	20.11	4/14/35
Corleen Roche	—	—	—	—	—	—	—
Robert Lapetina	5/15/24(8)	5/15/24	271	—	—	28.01	5/14/34
	10/4/24(8)	10/4/24	2,534	—	—	36.63	10/3/34

(1) Mr. Kuan received a PSU award for 94,624 shares of common stock. The PSU award has two FDA regulatory milestones. If neither is achieved, no shares will be delivered to Mr. Kuan; if only the first milestone is achieved, 20% of the shares will be delivered to Mr. Kuan; if the second milestones is achieved, the remaining 80% of the shares subject to the award will be delivered to Mr. Kuan. The value of unearned shares reported is based on achieving threshold performance goal, as indicated in the “Grants of Plan-Based Awards in 2025” table above, based on the closing price of the Company's common stock as on December 31, 2025 of $41.52.

(2) All of the option awards were granted with a per share exercise price equal to the fair value of one share of our common stock on the date of grant.

(3) The options vest in equal monthly installments over a period of four years following the vesting commencement date, subject to executive’s continuous service with us through each such vesting date. The options are subject to accelerated vesting pursuant to the terms described above in the subsection titled “—Employment Arrangements with Our Executive Officers.”

(4) The options vest over a period of four years, with 25% of the shares subject to the options vesting on the first anniversary of the vesting commencement date, and the remaining shares vesting in equal monthly installments thereafter over the subsequent three-year period, subject to executive’s continuous service with us through each such vesting date. Except for the Bellete Initial Option, the options are subject to accelerated vesting pursuant to the terms described above in the subsection titled “—Employment Arrangements with Our Executive Officers.”

(5) The options vest as follows: (i) 16,868 shares vest upon the Company achieving commercial organization readiness by December 31, 2026, as determined by our Board, (ii) 29,365 shares vest upon the approval by the FDA of a BLA with respect to cretostimogene, provided such BLA approval occurs on or before December 31, 2026, and (iii) 16,868 shares vest upon the Company’s achievement of the first successful commercial sale by December 31, 2026.

(6) The option was granted pursuant to our 2015 Equity Incentive Plan (“2015 Plan”).

(7) The option was granted pursuant to our 2022 Stock Incentive Plan (“2022 Plan”).

(8) The option was granted pursuant to our 2024 Plan.

Option Exercises and Stock Vested in 2025

The following table shows for the fiscal year ended December 31, 2025, certain information regarding stock vested and exercised during the last fiscal year with respect to the Named Executive Officers.

Name	Option Awards
	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)
		(1)
Arthur Kuan	—	—
Jim DeTore	—	—
Ambaw Bellete	—	—
Vijay Kasturi	—	—
Joshua F. Patterson	—	—
Corleen Roche	8,994	47,758
	5,263	36,630
	179,582	1,235,996
Robert Lapetina	1,034	13,690
	3,147	64,812
	3,570	43,073

(1) The value realized on exercise is based on the closing price of our common stock on the date of exercise minus the exercise price.

Pay Ratio Disclosure

The following is a discussion regarding the ratio of the annual total compensation of Mr. Kuan, our Chairman, Chief Executive Officer and principal executive officer, to our median employee’s annual total compensation, for fiscal year 2025. We have opted to identify our median employee for fiscal year 2025 based on our employee population as of December 31, 2025, as described below.

The pay ratio reported below is a reasonable estimate calculated in a manner consistent with SEC rules based on our internal records and the methodology described below. Because the SEC’s rules for identifying the median employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their employee populations and compensation practices, the pay ratio reported by other companies may not be comparable to the pay ratio reported below, as other companies have different employee populations and compensation practices and may utilize different methodologies, exclusions, estimates, and assumptions in calculating their own pay ratios. Neither our Compensation Committee nor our management uses our pay ratio to make compensation decisions.

For purposes of identifying our “median employee”, we used our full-time employee population as of December 31, 2025. Four employees located in Northern Ireland, England, Taipei, and Canada were excluded from the calculation under the de minimis exception provided in Item 402(u) of Regulation S-K, resulting in a total of 137 U.S. employees, excluding the Chief Executive Officer. To identify the median employee, we used the following methodology and consistently applied material assumptions, adjustments, and estimates:

•
We calculated annual total compensation of each employee for fiscal year 2025, excluding Mr. Kuan, as the sum of the (A) annual base salary, (B) target bonus, and (C) estimated accounting value of any equity awards, in each case, granted or paid during fiscal year 2025.
•
We ranked these values from highest to lowest and determined the employee who best represented our median employee based on this distribution.

We calculated the annual total compensation for fiscal year 2025 for our median employee using the same methodology we used for our Named Executive Officers as set forth in the Summary Compensation Table above. For fiscal year 2025, the annual total compensation for Mr. Kuan and our median employee was $11,928,401 and $301,336, respectively. Accordingly, the resulting ratio of Mr. Kuan’s annual total compensation to the annual total compensation of our median employee is approximately 39.6 to 1. We believe the pay ratio is a reasonable estimate calculated in a manner consistent with applicable SEC rules based on our internal payroll and employment records and the methodology described above.

Pay Versus Performance

The information below is provided in accordance with the SEC pay versus performance disclosure requirements set forth in Item 402(v) of Regulation S-K under the Exchange Act (“Pay Versus Performance Rules”). These Pay Versus Performance Rules require companies to disclose certain information about the relationship between the compensation of our principal executive officer (“PEO”) and non-PEO Named Executive Officers (“Non-PEO NEOs”) (as a group) and certain financial performance measures. The Company does not use any financial performance measures to link compensation actually paid (“CAP”) to Company performance. Consequently, no “Company Selected Measure” is included in the table below.

	Arthur Kuan
Fiscal Year	Summary Compensation Table Total for PEO	Compensation Actually Paid to PEO	Average Summary Compensation Table Total for Non-PEO NEOs	Average Compensation Actually Paid to Non-PEO NEOs	Total Shareholder Return	Peer Group Total Shareholder Return	Net Income ($M)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)
2025	$11,928,401	$28,624,473	$2,329,451	$3,729,253	$111.70	$131.07	($161.00)
2024	$11,172,212	$23,438,065	$7,543,355	$14,943,187	$77.16	$98.23	($88.04)

1 The dollar amounts reported in column (b) are the amounts of total compensation reported for our PEO (Arthur Kuan) for each corresponding year in the “Total” column of the Summary Compensation Table.

2 The dollar amounts reported in column (c) and (e) represent the amount of CAP, as computed in accordance with SEC rules. “Compensation actually paid” does not necessarily represent cash and/or equity value transferred to the applicable NEO without restriction, but rather is a value calculated under applicable SEC rules. We do not have a defined benefit plan so no adjustment for pension benefits is included in the table below. The following table details these adjustments:

Compensation Actually Paid to PEO (Arthur Kuan)	FY 2024	FY 2025
Summary Compensation Table Total	$11,172,212	$11,928,401
- Grant date fair value of option awards and stock awards granted in fiscal year	($10,135,228)	($10,802,398)
+ Year-end fair value of outstanding and unvested equity awards granted in the fiscal year	$6,994,711	$18,001,454
+ Year over year change in fair value of outstanding and unvested equity awards granted in prior fiscal years	$10,302,049	$6,806,161
+ Fair value as of the vesting date of vested awards granted in current fiscal year	$411,133	$2,158,573
+ Year over year change in fair value of equity awards granted in prior fiscal years that vested in the fiscal year	$4,693,189	$532,282
- Prior fiscal year end value of any equity awards granted in prior fiscal years that failed to meet vesting conditions during the covered fiscal year	$0	$0

Compensation Actually Paid	$23,438,065	$28,624,473

Compensation Actually Paid to Non-PEO NEOs	FY 2024	FY 2025
Summary Compensation Table Total	$7,543,355	$2,329,451
- Grant date fair value of option awards and stock awards granted in fiscal year	($6,814,699)	($1,819,484)
+ Year-end fair value of outstanding and unvested equity awards granted in the fiscal year	$7,586,363	$2,705,248
+ Year over year change in fair value of outstanding and unvested equity awards granted in prior fiscal years	$2,923,728	$1,351,086
+ Fair value as of the vesting date of vested awards granted in current fiscal year	$139,049	$454,883
+ Year over year change in fair value of equity awards granted in prior fiscal years that vested in the fiscal year	$3,565,390	$69,497
- Prior fiscal year end value of any equity awards granted in prior fiscal years that failed to meet vesting conditions during the covered fiscal year	$0	($1,361,429)
Compensation Actually Paid	$14,943,187	$3,729,253

3 The dollar amounts reported in column (d) represent the average of the amounts reported for our Non-PEO NEOs as a group in the “Total” column of the Summary Compensation Table in each applicable year. The names of each of our Non-PEO NEOs included for purposes of calculating the average amounts in each applicable year are as follows:

Fiscal Year	Non-PEO NEOs
2025	Ambaw Bellete, Corleen Roche, Vijay Kasturi, Robert Lapetina, Joshua F. Patterson, and Jim DeTore
2024	Ambaw Bellete and Corleen Roche

4 TSR determined in Column (f) is based on the value of an initial fixed investment of $100 in CGON as of January 25, 2024 (CGON’s IPO date). TSR determined in Column (g) is based on the value of an initial fixed investment of $100 in the Nasdaq Biotechnology Index as of January 25, 2024.

5 The dollar amounts in Column (h) are CGON’s GAAP Net Income for each fiscal year (in millions).

Relationship Between Compensation Actually Paid and Cumulative Company and Peer Group TSR

The graph below (i) sets forth the relationship between the amount of Compensation Actually Paid to our PEO, the average amount of Compensation Actually Paid to our Non-PEO NEOs, and the Company’s cumulative TSR over the two most recently completed fiscal years; and (ii) compares our cumulative TSR over the two most recently completed fiscal years to that of the Nasdaq Biotechnology Index over the same period.

Relationship Between CAP and Net Income

The graph below sets forth the amount of Compensation Actually Paid to our PEO, the average amount of Compensation Actually Paid to our Non-PEO NEOs, and our net income during the two most recently completed fiscal years.

Tabular List of Performance Measures

The Company's executive compensation program is designed to incentivize our NEOs to advance the Company's clinical and operational priorities and increase the long-term value of our enterprise for our stockholders. As a clinical-stage biopharmaceutical company, the Company does not currently use any financial performance measures to link compensation actually paid to our NEOs to the Company's performance. However, the most important performance measures used by the Company to link compensation actually paid to our NEOs, for the most recently completed fiscal year, to the Company's performance are as follows:

Most Important Performance Measures
Regulatory Advancement
Commercial Readiness
Pipeline Development

All information provided above under the “Pay versus Performance” heading will not be deemed to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended (the "Securities Act") or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing, except to the extent the Company specifically incorporates such information by reference.

Policies and Practices Related to the Grant of Certain Equity Awards Close in Time to the Release of Material Nonpublic Information

From time to time, the Company grants stock options to its employees, including our Named Executive Officers, and other service providers. Historically, the Company granted new-hire option awards on or soon after a new hire’s employment start date and inaugural annual refresh employee option grants in the fourth quarter of 2024, following Compensation Committee approval. The Company’s current practice is to grant annual refresher equity-based incentive awards to our executive officers on or about the 15th of April of each year, which are typically approved at the regularly scheduled meeting of the Compensation Committee occurring in the preceding quarter. Also, non-employee directors receive automatic grants of initial and annual stock option awards, at the time of a director’s initial appointment or election to the Board and at the time of each annual meeting of the Company’s stockholders, respectively, pursuant to the Non-Employee Director Compensation Program, as further described under the heading, “Non-Employee Director Compensation—Non-Employee Director Compensation Program” below. The Company does not otherwise maintain any written policies on the timing of awards of stock options, stock appreciation rights, or similar instruments with option-like features. Because the Compensation Committee has a practice of generally granting annual refresher equity-based incentive awards on or about the 15th of April of each year, the Compensation

Committee generally does not take material nonpublic information (“MNPI”) into account when determining the timing of awards and it does not seek to time the award in relation to the Company’s public disclosure of MNPI. The Company has not timed the release of MNPI for the purpose of affecting the value of executive compensation. During 2025, we did not grant any stock options or other option-like awards to our Named Executive Officers except for the annual stock options granted effective on April 15, 2025. Accordingly, we have no information to disclose pursuant to Item 402(x)(2) of Regulation S-K.

Non-Employee Director Compensation

The following table sets forth certain information with respect to the compensation of our non-employee directors for the fiscal year ended December 31, 2025:

Name	Fees Earned or Paid in Cash ($)	Option Awards ($)(1)	All Other Compensation ($)	Total ($)
Susan Graf	70,000	412,627	—	$482,627
Brian Liu	62,500	412,627	—	$475,127
James J. Mulé	45,000	412,627	—	$457,627
Leonard Post	87,500	412,627	—	$500,127
Christina Rossi	4,647	570,504	—	$575,150
Victor Tong, Jr.	55,000	412,627	—	$467,627
Simone Song(2)	62,582	412,627	—	$475,209

(1) The amounts represent the aggregate grant date fair value of stock options granted to our non-employee directors during 2025, computed in accordance with ASC Topic 718. Assumptions used in the calculation of these amounts are included in Note 12 to our financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2025. These amounts do not necessarily correspond to the actual value recognized or that may be recognized by the non-employee directors.

(2) Ms. Song resigned from our Board in November 2025.

The aggregate number of shares subject to outstanding stock options held by each director listed in the table above as of December 31, 2025 was as follows:

Name	Option awards (#)
Susan Graf	144,641
Brian Liu	39,765
James J. Mulé	57,458
Leonard Post	172,573
Christina Rossi	20,889
Victor Tong, Jr.	39,765
Simone Song(1)	25,668

(1) Ms. Song resigned from our Board in November 2025.

Arthur Kuan, our Chairman and Chief Executive Officer, does not receive any additional compensation for his service on the Board. Mr. Kuan’s compensation as a Named Executive Officer is set forth under “Executive Compensation—Summary Compensation Table”.

Non-Employee Director Compensation Program

The amended and restated non-employee director compensation program adopted by the Board in December 2024, provides that each non-employee director will receive the following compensation for service on our Board:

•
an annual cash retainer of $45,000 for eligible directors;
•
an annual cash retainer of $30,000 for service as lead independent director (in lieu of the regular annual retainer described above);

•
additional cash retainers of $20,000 for service as the chair of the audit committee, $15,000 for service as the chair of the compensation committee, and $10,000 for service as the chair of the Nominating and Corporate Governance Committee;
•
additional cash retainers of $10,000 for service as members of the audit committee, $7,500 for service as members of the compensation committee, and $5,000 for service as members of the Nominating and Corporate Governance Committee;
•
a non-employee director who (i) is serving on the Board as of the date of any annual meeting of the Company’s stockholders following the effective date of the compensation program, and (ii) will continue to serve as a non-employee director immediately following such meeting, shall be automatically granted an annual grant of options to purchase shares of the Company’s common stock with an aggregate Black-Scholes value of $400,000 (with the shares covered by the award rounded down to the nearest whole share) under the 2024 Plan on the date of such annual meeting, vesting in substantially equal monthly installments over the 12 months following the date of grant (or, in the event the next annual meeting of our stockholders occurs prior to the first anniversary of the date of grant, any remaining unvested portion of the annual award will vest on the date of such annual meeting of our stockholders), subject to such non-employee director’s continuing in service on the Board through such vesting date; and
•
a non-employee director joining our Board after our IPO will also be granted an initial grant of options to purchase shares of the Company’s common stock with an aggregate Black-Scholes value of $800,000 (with the shares covered by the award rounded down to the nearest whole share) under the 2024 Plan on the date of such initial election or appointment, vesting monthly over three years, upon election or appointment to the Board.

Pursuant to the amended and restated non-employee director compensation program, the compensation described above is subject to the limits on non-employee director compensation set forth in the 2024 Plan. As provided in the 2024 Plan, our Board or its authorized committee may make exceptions to this limit for individual non-employee directors as the Board or its authorized committee may determine in its discretion. Awards to our non-employee directors will also vest in the event of a change in control or upon a non-employee director’s death or disability.

We will also continue to reimburse each non-employee director for ordinary, necessary, and reasonable out-of-pocket travel expenses to cover in-person attendance at and participation in Board and committee meetings.

Limitations of Liability and Indemnification Matters

Our amended and restated certificate of incorporation and our Bylaws limit our directors’ liability, and may indemnify our directors and officers to the fullest extent permitted under Delaware General Corporation Law (“DGCL”). The DGCL provides that directors of a corporation will not be personally liable for monetary damages for breach of their fiduciary duties as directors, except for liability for any:

•
transaction from which the director derives an improper personal benefit;
•
act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;
•
unlawful payment of dividends or redemption of shares; or
•
breach of a director’s duty of loyalty to the corporation or its stockholders.

These limitations of liability do not apply to liabilities arising under federal securities laws and do not affect the availability of equitable remedies such as injunctive relief or rescission.

The DGCL and our Bylaws provide that we will, in certain situations, indemnify our directors and officers and may indemnify other employees and other agents, to the fullest extent permitted by law. Any indemnified person is also entitled, subject to certain limitations, to advancement, direct payment or reimbursement of reasonable expenses (including attorneys’ fees and disbursements) in advance of the final disposition of the proceeding.

In addition, we have entered, and intend to continue to enter, into separate indemnification agreements with some of our directors and officers. These indemnification agreements, among other things, require us to indemnify our directors and officers for certain expenses, including attorneys’ fees, judgments, fines and settlement amounts incurred by a director or officer in any action or proceeding arising out of their services as a director or officer, or any other company or enterprise to which the person provides services at our request.

We maintain a directors’ and officers’ insurance policy pursuant to which our directors and officers are insured against liability for actions taken in their capacities as directors and officers. We believe that these provisions in our amended and restated certificate of incorporation and Bylaws and these indemnification agreements are necessary to attract and retain qualified persons as directors and officers.

Insofar as indemnification for liabilities arising under the Securities Act, may be permitted to directors, officers or control persons, in the opinion of the SEC, such indemnification is against public policy, as expressed in the Securities Act and is therefore unenforceable.

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

We currently maintain the 2024 Plan and the 2024 Employee Stock Purchase Plan, which have both been approved by stockholders in connection with our IPO, and the 2022 Incentive Award Plan and 2015 Equity Incentive Plan, under which we made awards prior to our IPO, and which have been approved by stockholders. We no longer grant any awards under the 2022 Incentive Award Plan and 2015 Equity Incentive Plan, though previously granted awards under such plans remain outstanding and governed by such plans.

The following table provides certain information with respect to all of the Company’s equity compensation plans in effect as of December 31, 2025.

Equity Compensation Plan Information

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders
2015 Equity Incentive Plan(1)	646,116	$1.50	—
2022 Incentive Award Plan(2)	3,206,430	$5.47	5
2024 Incentive Award Plan(3)	4,272,015	$26.57	4,066,835
2024 Employee Stock Purchase Plan(4)	—	—	713,703
Equity compensation plans not approved by security holders(5)	—	N/A	N/A
Total	8,124,561	$16.25	4,780,543

(1) Upon adoption of our 2022 Plan, we restricted future grants from the 2015 Plan. Shares of our common stock reserved for issuance under the 2015 Plan that are repurchased, forfeited, expired, or cancelled increase the number of shares of our common stock reserved for issuance under the 2024 Plan.

(2) Upon adoption of our 2024 Plan, we restricted future grants from the 2022 Plan. Shares of our common stock reserved for issuance under the 2022 Plan that are repurchased, forfeited, expired, or cancelled increase the number of shares of our common stock reserved for issuance under the 2024 Plan.

(3) Under the terms of our 2024 Plan, the number of shares of our common stock reserved for issuance under our 2024 Plan will automatically increase on January 1 of each year through January 1, 2034 by a number of shares equal to (i) 5% of the total number of shares of our capital stock outstanding on the last day of the calendar month before the date of each automatic increase, or (ii) a lesser amount determined by our Board.

(4) Under the terms of our 2024 Employee Stock Purchase Plan (ESPP), the number of shares of our common stock reserved for issuance under our ESPP will automatically increase on January 1 of each calendar year through January 1, 2034 by a number of shares equal to the lesser of (i) 1% of the total number of shares of our capital stock outstanding on December 31 of the preceding calendar year; or (ii) a lesser amount determined by our Board.

(5) As of December 31, 2025, we did not have any equity compensation plans that were not approved by our stockholders.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the ownership of our common stock as of March 1, 2026 by: (i) each director; (ii) each of the executive officers named in the Summary Compensation Table; (iii) our executive officers and directors as a group; and (iv) all those known by us to be beneficial owners of more than five percent of our common stock. Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, we believe that each of the stockholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned. Applicable percentages are based on 84,436,255 shares of common stock outstanding on March 1, 2026, adjusted as required by rules promulgated by the SEC.

Unless otherwise indicated, the address of all listed stockholders is 3000 Pegasus Park Drive, Suite 1640, Dallas, TX 75247.

The information provided in the table is based on our records, information filed with the SEC and information provided to us, except where otherwise noted.

Beneficial Owner	Shares	%
5% Stockholders
Decheng Capital Global Life Sciences Fund IV, L.P. (1)	6,371,669	7.5%
Entities affiliated with Wellington Management Group LLP (2)	5,512,779	6.5%
Entities affiliated with Longitude Venture Partners (3)	4,662,268	5.5%
Named Executive Officers and Directors
Arthur Kuan (4)	1,119,476	1.3%
Jim DeTore	—	*
Ambaw Bellete (5)	636,921	*
Vijay Kasturi (6)	443,834	*
Joshua Patterson (7)	93,728	*
Corleen Roche (8)	2,000	*
Robert Lapetina	—	*
Brian Liu, M.D. (9)	1,550,888	1.8%
Susan Graf (10)	120,220	*
James J. Mulé, Ph.D. (11)	38,355	*
Leonard Post, Ph.D. (12)	167,671	*
Christina Rossi (13)	2,901	*
Victor Tong, Jr. (14)	35,737	*
All current executive officers and directors as a group (11 persons) (15)	4,209,731	4.8%

* Less than one percent.

(1)
Consists of (i) 5,315,954 shares of common stock held directly by Decheng Capital Global Life Sciences Fund IV, L.P. (“Fund IV”) and (ii) 1,055,715 shares of common stock held directly by Decheng Capital Global Healthcare Fund (Master), LP (“Healthcare”). Decheng Capital Management IV (Cayman), LLC (“GP IV”) is the general partner of Fund IV and shares voting and investment authority over the shares held by Fund IV. Decheng Capital Global Healthcare GP, LLC (“Healthcare GP”) is the general partner of Healthcare and shares voting and investment authority over the shares held by Healthcare. Xiangmin Cui (“Dr. Cui”) is the manager of GP IV and the indirect managing member and ultimate beneficial owner of Healthcare GP. Dr. Cui shares voting and investment authority over the shares held by each of Fund IV and Healthcare. The business address for Decheng is 3000 Sand Hill Road, Building 2, Suite 110, Menlo Park, California 94025. This information is based on a Schedule 13G/A filed with the SEC on February 14, 2025.
(2)
Wellington Management Company LLP has shared voting power over 4,898,682 shares of common stock and shared dispositive power over 5,512,779 shares of common stock. Wellington Management Company LLP, Wellington Management Canada LLC, Wellington Management Singapore Pte Ltd, Wellington Management Hong Kong Ltd, Wellington Management International Ltd, Wellington Management Japan Pte Ltd and Wellington Management Australia Pty Ltd are collectively the “Wellington Investment Advisers.” Wellington Management Group LLP is a parent holding company of certain holding companies and the Wellington Investment Advisers. The securities are owned of record by clients of the Wellington Investment Advisers. Wellington Investment Advisors Holdings LLP controls directly, or indirectly through Wellington Management Global Holdings, Ltd., the Wellington Investment Advisers. Wellington Investment Advisors Holdings LLP is owned by Wellington Group Holdings LLP. Wellington Group Holdings LLP is owned by Wellington Management Group LLP. The business address for Wellington Management Company LLP is 280 Congress Street, Boston MA 02210. This information is based on a Schedule 13G filed with the SEC on November 12, 2025.
(3)
Consists of (i) 3,190,463 shares of common stock held by Longitude Venture Partners IV, L.P. (“LVPIV”) and (ii) 1,471,805 shares of common stock held by Longitude Prime Fund, L.P. (“LPF”). Longitude Capital Partners IV, LLC (“LCPIV”) is the general partner of LVPIV and may be deemed to have voting, investment and dispositive power with respect to the securities held by LVPIV. Longitude Prime Partners, LLC (“LPP”) is the general partner of LPF and may be deemed to have voting, investment and dispositive power with respect to the securities held by LPF. Juliet Tammenoms Bakker and Patrick G. Enright are the managing members of LCPIV and LPP and may each be deemed to share voting, investment and dispositive power with respect to these securities. Each of LPP, LCPIV, Ms. Tammenoms Bakker and Mr. Enright disclaim beneficial ownership of such shares except to the extent of their respective pecuniary interests therein. The business address for these individuals and entities is 2740 Sand Hill Road, 2nd Floor, Menlo Park, California 94025. This information is based on a Schedule 13D filed with the SEC on September 18, 2025.
(4)
Consists of (i) 36,151 shares of common stock held directly and (ii) 1,083,325 shares of common stock underlying options held by Mr. Kuan that are exercisable as of March 1, 2026 or that will become exercisable within 60 days after such date.
(5)
Consists of 636,921 shares of common stock underlying options held by Mr. Bellete that are exercisable as of March 1, 2026 or that will become exercisable within 60 days after such date.
(6)
Consists of 1,315 shares of common stock held directly and 442,519 shares of common stock underlying options held by Dr. Kasturi that are exercisable as of March 1, 2026 or that will become exercisable within 60 days after such date.
(7)
Consists of 93,728 shares of common stock underlying options held by Mr. Patterson that are exercisable as of March 1, 2026 or that will become exercisable within 60 days after such date.
(8)
Consists of 2,000 shares of common stock held directly by Ms. Roche.
(9)
Consists of (i) 1,515,151 shares of common stock held by Seven Fleet Master Fund LP, and (ii) 35,737 shares of common stock underlying options held by Dr. Liu that are exercisable as of March 1, 2026 or that will become exercisable within 60 days after such date. Dr. Liu is the managing member of Seven Fleet Advisors, LLC, the investment manager of Seven Fleet Partners, LP, and may be deemed to beneficially own the shares of common stock held by Seven Fleet Partners, LP. Dr. Liu disclaims beneficial ownership of the share shares held by Seven Fleet Master Fund, LP, except to the extent of his proportionate pecuniary interest therein.
(10)
Consists of 120,220 shares of common stock underlying options held by Ms. Graf that are exercisable as of March 1, 2026 or that will become exercisable within 60 days after such date.
(11)
Consists of 38,355 shares of common stock underlying options held by Dr. Mulé that are exercisable as of March 1, 2026 or that will become exercisable within 60 days after such date.
(12)
Consists of 167,671 shares of common stock underlying options held by Dr. Post that are exercisable as of March 1, 2026 or that will become exercisable within 60 days after such date.
(13)
Consists of 2,901 shares of common stock underlying options held by Ms. Rossi that are exercisable as of March 1, 2026 2026 or that will become exercisable within 60 days after such date.
(14)
Consists of 35,737 shares of common stock underlying options held by Mr. Tong, Jr. that are exercisable as of March 1, 2026 or that will become exercisable within 60 days after such date.
(15)
Includes the shares described in footnotes 4 through 7 and footnotes 9 through 14, including shares of common stock underlying options that are exercisable as of March 1, 2026, or that will become exercisable within 60 days after such date.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

Other than compensation and indemnification arrangements for our directors and executive officers, which are described elsewhere in this proxy statement, the following is a description of each transaction since January 1, 2025 and each currently proposed transaction in which:

•
the Company has been or is to be a participant;
•
the amounts involved exceeded or exceeds $120,000; and
•
any of our directors, executive officers or holders of more than five percent of our outstanding capital stock, or any immediate family member of, or person sharing the household with, any of these individuals or entities, had or will have a direct or indirect material interest.

Investors’ Rights Agreement

We entered into an investors’ rights agreement in July 2014, as last amended and restated in July 2023 (the “Investors’ Rights Agreement”), with the holders of our redeemable convertible preferred stock and certain holders of our common stock, including the holders of more than 5% of our capital stock listed above as well as entities with which certain of our directors are affiliated. This agreement provides for certain rights relating to the registration of their shares of common stock issuable upon conversion of their redeemable convertible preferred stock and certain additional covenants made by us. Except for the registration rights (including the related provisions pursuant to which we have agreed to indemnify the parties to the Investors’ Rights Agreement), all rights under this agreement terminated upon December 16, 2024, the closing date of the IPO (the “IPO Closing Date”). The registration rights will terminate five years after the IPO Closing Date, or earlier for certain holders.

Our Policy Regarding Related Party Transactions

Our Board has adopted a written related person transaction policy, as amended, setting forth the policies and procedures for the review and approval or ratification of related person transactions. This policy covers, with certain exceptions set forth in Item 404 of Regulation S-K under the Securities Act, any transaction, arrangement or relationship, or any series of similar transactions, arrangements or relationships in which we were or are to be a participant, where the amount involved exceeds $120,000, and a related person had or will have a direct or indirect material interest, including, without limitation, purchases of goods or services by or from the related person or entities in which the related person has a material interest, indebtedness, guarantees of indebtedness and employment by us of a related person. In reviewing and approving any such transactions, our audit committee will be tasked to consider all relevant facts and circumstances, including, but not limited to, whether the transaction is on terms comparable to those that could be obtained in an arm’s length transaction and the extent of the related person’s interest in the transaction.

Under the policy, if a transaction has been identified as a related party transaction, including any transaction that was not a related party transaction when originally consummated or any transaction that was not initially identified as a related party transaction prior to consummation, our management must present information regarding the related party transaction to the Audit Committee, or, if Audit Committee approval would be inappropriate, to another independent body of the Board, for review, consideration and approval or ratification. The presentation must include a description of, among other things, the material facts, the interests, direct and indirect, of the related parties, the benefits to us of the transaction and whether the transaction is on terms that are comparable to the terms available to or from, as the case may be, an unrelated third party or to or from employees generally. Under the policy, we will collect information that we deem reasonably necessary from each director, executive officer and, to the extent feasible, significant stockholder to enable us to identify any existing or potential related-person transactions and to effectuate the terms of the policy.

In addition, under our code of business conduct and ethics, our employees and directors have an affirmative responsibility to disclose any transaction or relationship that reasonably could be expected to give rise to a conflict of interest.

The policy requires that, in determining whether to approve, ratify or reject a related party transaction, the Audit Committee, or other independent body of the Board, must consider, in light of known circumstances, whether the transaction is in, or is not inconsistent with, our best interests and those of our stockholders, as the Audit Committee, or other independent body of the Board, determines in the good faith exercise of its discretion.

OTHER INFORMATION FOR STOCKHOLDERS

Stockholder Proposals and Nominations for the 2027 Annual Meeting of Stockholders

Stockholders who intend to present proposals at the Company’s 2027 Annual Meeting of Stockholders pursuant to Rule 14a-8 under the Exchange Act must send notice of their proposal to us so that we receive it no later than December 25, 2026. Stockholders who intend to present proposals at the 2027 Annual Meeting of Stockholders other than pursuant to Rule 14a-8 or nominate individuals for election as directors must comply with the notice provisions in our Bylaws. Under these requirements, stockholders providing notice of proposals or nominations pursuant to our current Bylaws must provide the information, representations and certifications required by our Bylaws not earlier than 120 days nor less than 90 days prior to the first anniversary of the date of the preceding year’s annual meeting which, for the 2027 Annual Meeting of Stockholders, is between February 4, 2027 and March 5, 2027. If the date of the 2027 Annual Meeting of Stockholders is advanced more than 30 days or delayed by more than 60 days from the first anniversary of the date of the 2026 Annual Meeting of Stockholders, in order for notice by the stockholder to be timely, such notice must be so delivered, or mailed and received, not later than the 90th day prior to the date of such annual meeting, or if later, the tenth day following the day on which public announcement of the date of such meeting is first made. Notice of stockholder proposals or nominations should be addressed to CG Oncology, Inc. by mail at 3000 Pegasus Park Drive, Suite 1640, Dallas, TX 75247, Attention: General Counsel, Chief Compliance Officer and Secretary.

Householding of Proxy Materials

SEC rules permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements and notices with respect to two or more stockholders sharing the same address by delivering a single proxy statement or a single notice addressed to those stockholders. This process, which is commonly referred to as “householding”, provides cost savings for companies. Some brokers household proxy materials, delivering a single proxy statement or notice to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement or notice, or if you are receiving duplicate copies of these materials and wish to have householding apply, please notify your broker or contact us at CG Oncology, Inc., 3000 Pegasus Park Drive, Suite 1640, Dallas, TX 75247, Attention: General Counsel, Chief Compliance Officer and Secretary.

Additional Filings

We make available, free of charge on our website, all of our filings that are made electronically with the SEC, including Forms 10-K, 10-Q and 8-K. To access these filings, go to our website www.ir.cgoncology.com and click on “SEC Filings” under “Financial Information” under the “Investor Relations” heading. Copies of our Annual Report on Form 10-K for the year ended December 31, 2025, including financial statements and schedules thereto, filed with the SEC, are also available without charge to stockholders by contacting CG Oncology, Inc. by mail at 3000 Pegasus Park Drive, Suite 1640, Dallas, TX 75247, Attention: General Counsel, Chief Compliance Officer and Secretary, by telephone at (619) 916-7620, or by email at ir@cgoncology.com.

OTHER MATTERS

Our Board does not know of any other matters to be brought before the meeting. If other matters are presented, the proxy holders have discretionary authority to vote all proxies in accordance with their best judgment. Discretionary authority for them to do so is provided for in the proxy card and other forms of proxy.

By Order of the Board of Directors

/s/ Joshua Patterson

Joshua Patterson

General Counsel, Chief Compliance Officer and Secretary

April 24, 2026

P.O. BOX 8016, CARY, NC 27512-9903

Your vote matters!

Have your ballot ready and please use one of the methods below for **easy voting:**

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Have the 12 digit control number located in the box above available when you access the website and follow the instructions.

CG Oncology, Inc.

Annual Meeting of Stockholders

For Stockholders of Record as of April 7, 2026

Thursday, June 4, 2026 10:00 AM, Pacific Time

Annual Meeting to be held live via the Internet - Please visit www.proxydocs.com/CGON for more details.

YOUR VOTE IS IMPORTANT!
PLEASE VOTE BY: 8:59 PM, Pacific Time, June 3, 2026.

Internet:
www.proxypush.com/CGON
- Cast your vote online
- **Have your Proxy Card ready**
- Follow the simple instructions to record your vote

Phone:
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Mail:
- Mark, sign and date your Proxy Card
- Fold and return your Proxy Card in the postage-paid envelope provided

Virtual:
You must register to attend the meeting online and/or participate at www.proxydocs.com/CGON

This proxy is being solicited on behalf of the Board of Directors

The undersigned hereby appoints Arthur Kuan, Ambaw Bellete and Joshua Patterson (the "Named Proxies"), and each or either of them, as the true and lawful attorneys of the undersigned, with full power of substitution and revocation, and authorizes them, and each of them, to vote all the shares of capital stock of CG Oncology, Inc. which the undersigned is entitled to vote at said meeting and any adjournment thereof upon the matters specified and upon such other matters as may be properly brought before the meeting or any adjournment thereof, conferring authority upon such true and lawful attorneys to vote in their discretion on such other matters as may properly come before the meeting and revoking any proxy heretofore given.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, SHARES WILL BE VOTED IDENTICAL TO THE BOARD OF DIRECTORS RECOMMENDATION. This proxy, when properly executed, will be voted in the manner directed herein. In their discretion, the Named Proxies are authorized to vote upon such other matters that may properly come before the meeting or any adjournment or postponement thereof.

You are encouraged to specify your choice by marking the appropriate box (SEE REVERSE SIDE) but you need not mark any box if you wish to vote in accordance with the Board of Directors' recommendation. The Named Proxies cannot vote your shares unless you sign (on the reverse side) and return this card.

PLEASE BE SURE TO SIGN AND DATE THIS PROXY CARD AND MARK ON THE REVERSE SIDE

Copyright © 2026 BetaNXT, Inc. or its affiliates. All Rights Reserved

CG Oncology, Inc. Annual Meeting of Stockholders

Please make your marks like this: ☒

THE BOARD OF DIRECTORS RECOMMENDS A VOTE:
FOR ALL DIRECTOR NOMINEES ON PROPOSAL 1
FOR PROPOSALS 2 AND 3
FOR EVERY 1 YEAR ON PROPOSAL 4

PROPOSAL	YOUR VOTE				BOARD OF DIRECTORS RECOMMENDS
1. To elect the Board's two nominees for Class II director named as nominees to hold office until the 2029 Annual Meeting of Stockholders and their successors are duly elected and qualified, or until their earlier death, resignation or removal.	FOR	WITHHOLD			
1.01 Christina Rossi	☐	☐			FOR
1.02 Victor Tong, Jr.	☐	☐			FOR
	FOR	AGAINST	ABSTAIN		
2. To ratify the appointment by the Audit Committee of the Board of Ernst & Young LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2026.	☐	☐	☐		FOR
3. To approve, on an advisory basis, the compensation of the Company's Named Executive Officers.	☐	☐	☐		FOR
	1YR	2YR	3YR	ABSTAIN	
4. To indicate, on an advisory basis, the preferred frequency of stockholder advisory votes on the compensation of the Company's Named Executive Officers.	☐	☐	☐	☐	1 YEAR

Note: Your proxy holder will also vote in their discretion on any other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

You must register to attend the meeting online and/or participate at www.proxydocs.com/CGON
Authorized Signatures - Must be completed for your instructions to be executed.
Please sign exactly as your name(s) appears on your account. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy/Vote Form.

Signature (and Title if applicable) Date Signature (if held jointly) Date